UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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PANERA BREAD COMPANY
(Name of Registrant as Specified In Its Charter)

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PANERA BREAD COMPANY

3630 South Geyer Road, Suite 100

St. Louis, Missouri 63127

April 16, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Panera Bread Company on Thursday, May 21, 2015 at 10:30 a.m., Central Time. The Annual Meeting will be held at our corporate offices, located at 3630 South Geyer Road, St. Louis, Missouri.

The attached Notice of the Annual Meeting and proxy statement provide important information about the Annual Meeting and will serve as your guide to the business to be conducted at the meeting. Your vote is very important to Panera. We urge you to read the accompanying materials regarding the matters to be voted on at the Annual Meeting and to submit your voting instructions by proxy. Our Board of Directors recommends that you vote “for” each of the proposals listed on the attached Notice.

You may submit your proxy either by returning the enclosed proxy card or by submitting your proxy over the telephone or the Internet. If you submit your proxy before the meeting but later decide to attend the Annual Meeting in person, you may still vote in person at the Annual Meeting.

On behalf of our Board of Directors and management, I thank you for your continuing support and confidence.

/s/ Ronald M. Shaich

RONALD M. SHAICH

Chairman and Chief Executive Officer

PANERA BREAD COMPANY

3630 South Geyer Road, Suite 100

St. Louis, Missouri 63127

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 21, 2015

The 2015 Annual Meeting of Stockholders of Panera Bread Company will be held on Thursday, May 21, 2015 at 10:30 a.m., Central Time, at our corporate offices, located at 3630 South Geyer Road, St. Louis, Missouri. At the Annual Meeting, stockholders will consider and act upon the following matters:

1. To elect two Class II directors nominated by our Board of Directors, each to serve for a term ending at the 2018 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified;

2. To approve, in an advisory “say-on-pay” vote, the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis,” executive compensation tables and accompanying narrative disclosures in the attached proxy statement;

3. To approve the Panera Bread Company 2015 Stock Incentive Plan;

4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2015; and

5. To transact such other business as may properly come before the 2015 Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 27, 2015, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. If you are a stockholder of record, please vote in one of these three ways:

•

Vote over the Internet, by going to the website of our tabulator, Computershare Trust Company, N.A., at www.investorvote.com/PNRA and following the instructions for Internet voting shown on the enclosed proxy card;

•	Vote by Telephone, by calling (800) 652-VOTE (8683) and following the recorded instructions; or

•

Vote by Mail, by completing and signing your enclosed proxy card and mailing it in the enclosed postage prepaid envelope. If you vote over the Internet or by telephone, please do not mail your proxy card.

If your shares are held in “street name,” meaning they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

You may obtain directions to the location of the Annual Meeting by contacting our Investor Relations Coordinator at (800) 301-5566, ext. 6500. Whether or not you plan to attend the Annual Meeting in person, we urge you to take the time to vote your shares.

By Order of the Board of Directors,

/s/ Louis DiPietro

LOUIS DIPIETRO

Secretary

April 16, 2015

PANERA BREAD COMPANY

3630 South Geyer Road, Suite 100

St. Louis, Missouri 63127

PROXY STATEMENT

For the Annual Meeting of Stockholders on May 21, 2015

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2015 Annual Meeting of Stockholders to be held on Thursday, May 21, 2015 at 10:30 a.m., Central Time, at our corporate offices, located at 3630 South Geyer Road, St. Louis, Missouri, and at any adjournment or postponement thereof.

All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted “for” both of the director nominees and “for” the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders.

We are first mailing this proxy statement and the accompanying proxy card to stockholders on or about April 17, 2015 in conjunction with the mailing of our 2014 Annual Report to Stockholders.

Important Notice Regarding the Availability of Proxy Materials For the 2015 Annual Meeting of Stockholders to be Held on May 21, 2015

This proxy statement and the 2014 Annual Report to Stockholders are available for viewing, printing and downloading at www.panerabread.com/2015AnnualMeeting.

A copy of our Annual Report on Form 10-K (including financial statements and schedules) for the fiscal year ended December 30, 2014, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to:

Panera Bread Company

Attn: Investor Relations Coordinator

3630 South Geyer Road, Suite 100

St. Louis, Missouri 63127

Telephone: (800) 301-5566, ext. 6500

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 30, 2014 are also available on the SEC’s website, www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q. Why did I receive these proxy materials?	A.	We are providing these proxy materials to you in connection with the solicitation by our Board of Directors, or Board, of proxies to be voted at our 2015 Annual Meeting of Stockholders, or Annual Meeting, to be held at our corporate offices, located at 3630 South Geyer Road, St. Louis, Missouri, on Thursday, May 21, 2015 at 10:30 a.m., Central Time.

Q. What are the recommendations of the Board?	A.

Our Board unanimously recommends that you vote your shares:

•    “FOR” the election of the two class II directors nominated by our Board as set forth in this proxy statement;

•    “FOR” the approval, in an advisory “say-on-pay” vote, of the compensation of our named executive officers;

•    “FOR” the approval of the Panera Bread Company 2015 Stock Incentive Plan; and

•    “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2015.

Q. Who can vote at the Annual Meeting?	A.

Our Board has fixed March 27, 2015 as the record date for the Annual Meeting. If you were a stockholder of record on the record date, you are entitled to vote (in person or by proxy) all of the shares that you held on that date at the Annual Meeting and at any postponement or adjournment thereof.

On the record date, we had 25,358,567 shares of Class A Common Stock outstanding (each of which entitles its holder to one vote per share) and 1,381,730 shares of Class B Common Stock outstanding (each of which entitles its holder to three votes per share). Unless indicated otherwise, we refer to our Class A Common Stock and Class B Common Stock in this proxy statement collectively as our Common Stock. Holders of Common Stock do not have cumulative voting rights.

Q. How do I vote?	A.	If your shares are registered directly in your name, you may vote:

(1)    Over the Internet: Go to the website of our tabulator, Computershare Trust Company, N.A., at www.investorvote.com/PNRA. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on May 20, 2015, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

(2)    By Telephone: Call 1-800-652-VOTE (8683), toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m., Eastern Time, on May 20, 2015, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

(3)    By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope to Computershare. Your shares will be voted according to your instructions. Computershare must receive the proxy card by May 20, 2015, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

If you sign and return your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board.

(4) In Person at the Meeting: If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by a broker or other nominee, you may vote:

(1) Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.

(2) By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3)    In Person at the Meeting: Contact your broker or other nominee who holds your shares to obtain a broker’s proxy and bring it with you to the Annual Meeting. A broker’s proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name in person at the Annual Meeting unless you have a proxy from your broker or other nominee issued in your name giving you the right to vote your shares.

Q. Can I change my vote or revoke my proxy?	A.	If your shares are registered directly in your name, you may revoke your proxy or change your vote at any time before the Annual Meeting. To do so, you must do one of the following:

(1)    Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on May 20, 2015.

(2) Sign a new proxy and submit it by mail as instructed above. Only your latest dated, valid proxy received by Computershare not later than May 20, 2015, will be counted.

(3)    Attend the Annual Meeting, request that your proxy be revoked and vote in person as instructed above. Attending the Annual Meeting will not revoke your Internet vote, telephone vote or proxy, as the case may be, unless you specifically request it.

If your shares are held in street name, you may submit new voting instructions by contacting your broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a broker’s proxy as described in the answer above.

Q. Will my shares be voted if I do not return my proxy?	A.	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting.

If your shares are held in street name, your broker or other nominee may, under certain circumstances, vote your shares if you do not timely return your proxy. Brokers can vote their customers’ unvoted shares on discretionary matters but cannot vote such shares on non-discretionary matters. If you do not timely return a proxy to your broker to vote your shares, your broker may, on discretionary matters, either vote your shares or leave your shares unvoted.

The election of directors (Proposal 1), the advisory “say-on-pay” vote (Proposal 2) and the approval of the Panera Bread Company 2015 Stock Incentive Plan (Proposal 3), are non-discretionary matters. The ratification of the appointment of our independent registered public accounting firm (Proposal 4) is a discretionary matter.

We encourage you to provide voting instructions to your broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions.

Q. How many shares must be present to hold the Annual Meeting?	A.	Holders of a majority in interest of the combined voting power of the Common Stock issued, outstanding and entitled to vote must be present to hold the Annual Meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals and broker non-votes (as described below). If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

Q. What vote is required to approve each proposal and how are votes counted?	A.

Proposal 1 – Election of Two Class II Directors

The two nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held in street name and you do not vote your shares, your broker or other nominee cannot vote your shares on Proposal 1. Shares held in street name by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee and will be treated as “broker non-votes.” Broker non-votes will have no effect on the voting on Proposal 1. With respect to Proposal 1, you may:

•    vote FOR both nominees;

•    vote FOR one nominee and WITHHOLD your vote from the other nominee; or

•    WITHHOLD your vote from both nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2 – Advisory “Say-on-Pay” Vote on the Compensation of Our Named Executive Officers

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the approval of the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis,” executive compensation tables and accompanying narrative disclosures in this proxy statement. Proposal 2 is a non-discretionary matter. Therefore, if your shares are held in street name and you do not vote your shares, your broker or other nominee cannot vote your shares on Proposal 2. Shares held in street name by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST

Proposal 2 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 2. If you vote to ABSTAIN on this Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will not be counted as votes cast or shares withheld on Proposal 2. Voting to ABSTAIN will have no effect on the voting on Proposal 2.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof). However, our Compensation and Management Development Committee and our Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Proposal 3 – Approval of the Panera Bread Company 2015 Stock Incentive Plan

To approve the Panera Bread Company 2015 Stock Incentive Plan, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 3 is a non-discretionary matter. Therefore, if your shares are held in street name and you do not vote your shares, your broker or other nominee cannot vote your shares on Proposal 3. Shares held in street name by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 3 will not be counted as votes FOR or AGAINST Proposal 3 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 3. If you vote to ABSTAIN on Proposal 3, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. Voting to ABSTAIN will have no effect on the voting on Proposal 3.

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm

To approve Proposal 4, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 4 is a discretionary matter. If your shares are held in street name and you do not vote your shares, your broker or other nominee may vote your unvoted shares on Proposal 4. If you vote to ABSTAIN on Proposal 4, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. Voting to ABSTAIN will have no effect on the voting on Proposal 4.

Although stockholder approval of our Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2015 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our Audit Committee may reconsider its appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2015.

Q. Are there other matters to be voted on at the Annual Meeting?	A.	We do not know of any matters that may come before the Annual Meeting other than the election of two Class II directors, the advisory “say-on-pay” vote, the approval of the Panera Bread Company 2015 Stock Incentive Plan and the ratification of the appointment of our independent registered public accounting firm. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q. Where can I find the voting results?	A.	We will report the voting results in a Current Report on Form 8-K within four business days following the adjournment of the Annual Meeting.

Q. What are the costs of soliciting these proxies?	A.

We will bear the cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may solicit proxies by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, or otherwise without additional compensation.

We have also retained MacKenzie Partners, Inc. to solicit proxies and to request brokers and other nominees to forward proxy soliciting materials to the owners of stock held in their names. For these services, we have paid a fee of $15,000, plus expenses. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy materials to beneficial owners.

BOARD OF DIRECTORS AND MANAGEMENT

Information Regarding Directors and Director Nominees

Our certificate of incorporation provides for the classification of our Board into three classes, each having as nearly an equal number of directors as possible. The terms of service of the three classes are staggered so that the term of one class expires each year.

Our Board currently consists of seven directors. Class I consists of Fred K. Foulkes, D.B.A. and Ronald M. Shaich, each with a term ending at the 2017 Annual Meeting of Stockholders. Class II consists of Domenic Colasacco and Thomas E. Lynch, each with a term ending at the 2015 Annual Meeting of Stockholders. Class III consists of Larry J. Franklin, Diane Hessan and William W. Moreton, each with a term ending at the 2016 Annual Meeting of Stockholders.

At each annual meeting of stockholders, directors are elected for a full term of three years to continue or succeed those directors whose terms are expiring. Upon the recommendation of our Committee on Nominations and Corporation Governance, our Board has nominated Mr. Colasacco and Mr. Lynch for re-election at the Annual Meeting as Class II directors, each to serve until the 2018 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.

Director Qualifications

The following table and biographical descriptions provide information relating to each director and director nominee, including his or her age and period of service as a director of our company; his or her committee memberships; his or her business experience during the past five years, including directorships at other public companies; his or her community activities; and the other experience, qualifications, attributes or skills that led our Board to conclude he or she should serve as a director of our company.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships

Class II Director Nominees to be elected at the 2015 Annual Meeting (terms expiring in 2018)

Domenic Colasacco Lead Independent Director Audit Committee (Chair)	66	Mr. Colasacco has served as a member of our Board since March 2000 and as our Lead Independent Director since January 2008. Since 1992, he has served as President and Chief Executive Officer of Boston Trust & Investment Management, a banking and trust company which invests in excess of $8 billion in client assets. He also serves as Chairman of its Board of Directors. Mr. Colasacco joined Boston Trust in 1974 after beginning his career in the research division of Merrill Lynch & Co. Mr. Colasacco brings to our Board over 40 years of business and executive experience and extensive knowledge of money management and our business and industry.

Thomas E. Lynch Committee on Nominations and Corporate Governance (Chair) Compensation and Management Development Committee	55	Mr. Lynch has served as a member of our Board since March 2010, and he previously served as a member of our Board from June 2003 until December 2006. Since January 2005, Mr. Lynch has served as the Senior Managing Director of Mill Road Capital, a private

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
		equity firm that he founded in January 2005. Prior to Mill Road Capital, Mr. Lynch served as a Senior Managing Director and founder of the financial advisory firm Mill Road Associates and prior to that as a Managing Director and founder of the private equity firm Lazard Capital Partners. Mr. Lynch has also been employed as a Managing Director at the Blackstone Group, an investment and advisory firm, and as a senior consultant at the Monitor Company, a strategic consulting firm. Mr. Lynch’s extensive experience as a director includes serving as chairman of the board of directors of Rubio’s Restaurants Inc., a privately held restaurant company of which Mill Road Capital is a controlling shareholder, since August 2010 and as a director of Physicians Formula Holdings, Inc., a public cosmetics company, from April 2010 to December 2013. Mr. Lynch brings to our Board more than 25 years of experience as an investor in and manager of publicly traded companies in the retail and restaurant industries.

Class III Directors (terms expiring in 2016)

Larry J. Franklin Audit Committee Compensation and Management Development Committee Committee on Nominations and Corporate Governance	66	Mr. Franklin has served as a member of our Board since June 2001. He has served as the President and Chief Executive Officer of Franklin Sports, Inc., a branded sporting goods manufacturer and marketer, since 1986. Mr. Franklin joined Franklin Sports, Inc. in 1970 and served as its Executive Vice President from 1981 until 1986. Mr. Franklin currently serves on the Board of Directors of Bradford Soap International, Inc., a private manufacturer of private label soaps. He also has served as Chairman of the Board of the Sports and Fitness Industry Association, a global trade association in the sports product industry since from October 2009 to 2012, and as a member of its Executive Committee since 2000. Mr. Franklin’s leadership experience, particularly as a chief executive officer for 27 years, and broad functional skill set give him a valuable perspective on the business practices that are critical to the success of a large, growing company such as ours. During his 13-year tenure on our Board, Mr. Franklin has developed significant company and industry-specific experience.

Diane Hessan Committee on Nominations and Corporate Governance	60	Ms. Hessan has served as a member of our Board since November 2012. Ms. Hessan has served as Chief Executive Officer of the Startup Institute since October 2014. From December 1999 until February 2014, Ms. Hessan served as President and Chief Executive Officer of Communispace Corporation, a marketing technology company that she founded. Since March 2014, Ms. Hessan has served as Chairman of Communispace.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
		Ms. Hessan has also served on the boards of numerous organizations, including the Advertising Research Foundation, The Business Innovation Factory, Horizons for Homeless Children, The Boston Philharmonic, Stand for Children, and the Tufts University Board of Trustees. Through her work as a senior executive and service on numerous boards, Ms. Hessan brings market research, marketing, executive leadership and oversight experience to our Board.

William W. Moreton Executive Vice Chairman	55	Mr. Moreton has served as our Executive Vice Chairman since August 2013 and as a member of our Board since May 2010. Mr. Moreton previously served as our Chief Financial Officer (Interim) from August 2014 to April 2015, our President and Co-Chief Executive Officer from March 2012 until August 2013, our President and Chief Executive Officer from May 2010 until March 2012, our Executive Vice President & Co-Chief Operating Officer from November 2008 until May 2010 and our Executive Vice President and Chief Financial Officer from October 1998 until March 2003. Prior to rejoining us in 2008, Mr. Moreton served as President and Chief Financial Officer of Potbelly Sandwich Works LLC, a restaurant chain, from April 2005 until January 2007. From January 2004 until April 2005, Mr. Moreton served as Chief Executive Officer of Baja Fresh, a subsidiary of Wendy’s International, Inc. Prior to Baja Fresh, Mr. Moreton served as Executive Vice President, Subsidiary Brand Management for Wendy’s, and Executive Vice President and Chief Financial Officer of Quality Dining, Inc., a leading national franchisee restaurant company. Mr. Moreton brings to our Board more than 30 years of leadership and management experience, including more than 20 years in the restaurant industry.

Class I Directors (terms expiring in 2017)

Fred K. Foulkes, D.B.A. Audit Committee Compensation and Management Development Committee (Chair)	73	Dr. Foulkes has served as a member of our Board since June 2003. Dr. Foulkes is a professor of organization behavior at the Boston University School of Management, a position he has held since 1980, and he founded its Human Resources Policy Institute in 1981. Dr. Foulkes served on the Board of Directors and was chairman of the Compensation Committee of Bright Horizons Family Solutions, a provider of employer-sponsored child care and work/life consulting services, from July 1998 until its acquisition in May 2008.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
		Dr. Foulkes has authored numerous publications on human resources management, including executive compensation. Dr. Foulkes brings to our Board significant experience in business strategy and human resources management and substantial knowledge of the restaurant industry, which knowledge has in part been attained as a result of Dr. Foulkes’s tenure on our Board and through his consulting experience.

Ronald M. Shaich Chairman and Chief Executive Officer	61	Mr. Shaich is the founder of our company and has served as a member of our Board since 1981. Mr. Shaich has led our Board since 1988, serving as Chairman since May 1999 and Co-Chairman from 1988 until 1999. Mr. Shaich has served as our Chief Executive Officer or Co-Chief Executive Officer since March 2012 and previously, from January 1988 until May 2010. Mr. Shaich brings to our Board over 35 years of leadership experience in the restaurant industry and has provided the strategic vision for our company since its founding.

Corporate Governance Matters

Our Board believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance principles and practices that we have adopted. Complete copies of the corporate governance principles and practices, committee charters and code of conduct described below are available on the Corporate Governance page of the Our Company — Investor Relations section of our website, www.panerabread.com. Alternatively, you can request a copy of any of these documents by writing to our Investor Relations Coordinator, Panera Bread Company, 3630 South Geyer Road, Suite 100, St. Louis, Missouri 63127.

Corporate Governance Principles

Our Board has adopted Corporate Governance Principles and Practices to assist it in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These principles, which provide a framework for the conduct of our Board’s business, provide that:

•	the principal responsibility of the directors is to oversee our management and to hold our management accountable for the pursuit of our corporate objectives;

•	a majority of the members of our Board shall be independent directors;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are encouraged to attend director education programs; and

•	at least annually, our Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Stock Ownership Guidelines

Our Board believes that each non-employee director should acquire and hold shares of our stock in an amount that is meaningful and appropriate to such director. Accordingly, our Board has adopted stock ownership guidelines that require each non-employee director to own shares of our Class A Common Stock having a total value of five times the annual cash retainer paid to such director for service on our Board, which does not include fees paid for service as a committee chairman or Lead Independent Director. Each non-employee director is required to attain such ownership by the fifth annual meeting following his or her election to the Board.

Board Determination of Independence

Under the applicable rules of the NASDAQ Stock Market, or NASDAQ, a director will qualify as an “independent director” only if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that none of Ms. Hessan, Messrs. Colasacco, Franklin and Lynch or Dr. Foulkes has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Director Nomination Process

The process followed by the Committee on Nominations and Corporate Governance to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee on Nominations and Corporate Governance and the Board.

Criteria and Diversity

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the principal criteria applied by the Committee on Nominations and Corporate Governance are the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and ability to act in the interests of stockholders. The Committee on Nominations and Corporate Governance does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee.

Our Board does not have a formal policy with respect to diversity, but our Corporate Governance Principles and Practices provide that an objective of Board composition is to bring to our company a variety of perspectives and skills derived from high quality business and professional experience. Our Board recognizes its responsibility to ensure that nominees for our Board possess appropriate qualifications and reflect a reasonable diversity of personal and professional experience, skills, backgrounds and perspectives, including those backgrounds and perspectives with respect to age, gender, culture, race and national origin. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to promote our strategic objectives and to fulfill its responsibilities to our stockholders.

The director biographies on pages 7 to 10 indicate each director nominee’s experience, qualifications, attributes and skills that led the Board to conclude that he should continue to serve as a member of our Board. Our Board believes that each of the director nominees has had substantial achievement in his professional and personal pursuits, and possesses the background, talents and experience that our Board desires and that will contribute to the best interests of our company and to long-term stockholder value.

Stockholder Nominations

Stockholders may recommend individuals to the Committee on Nominations and Corporate Governance for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our Common Stock for at least a year as of the date such recommendation is made, to the Committee on Nominations and Corporate Governance, c/o Secretary, Panera Bread Company, 3630 South Geyer Road, Suite 100, St. Louis, Missouri 63127. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee on Nominations and Corporate Governance will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Committee on Nominations and Corporate Governance or the Board, by following the procedures set forth under “Stockholder Proposals for 2016 Annual Meeting.” If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement and proxy card for the next annual meeting. Otherwise, candidates nominated by stockholders in accordance with the procedures set forth in the by-laws will not be included in our proxy statement and proxy card for the next annual meeting.

Board Meetings and Attendance

Our Board met six times during the fiscal year ended December 30, 2014, which we refer to as fiscal 2014, either in person or by teleconference. During fiscal 2014, each of our directors attended all of the Board meetings and at least 75% of the meetings of the committees on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Principles and Practices provide that our directors are expected to attend the Annual Meeting. Six members of our Board attended the 2014 Annual Meeting of Stockholders.

Board Leadership Structure

Mr. Shaich serves as Chairman of our Board and Chief Executive Officer. Our Board believes that combining the Chairman and Chief Executive Officer positions fosters clear accountability, effective decision-making and alignment of corporate strategy and is the appropriate leadership structure for us at this time. Additionally, our Board believes this leadership structure is particularly appropriate for our company given Mr. Shaich’s long history with our company, his extensive knowledge of and experience with our business and industry and his ability to effectively identify strategic priorities for our company. Our Board also believes that Mr. Shaich’s combined role of Chairman and Chief Executive Officer promotes effective execution of strategic goals and facilitates information flow between management and our Board. Nevertheless, from time to time, our Board intends to evaluate whether the Chairman and Chief Executive Officer positions should continue to be combined based on what our Board believes is best for our company and stockholders.

As Mr. Shaich is not an independent director, our Board elected Mr. Colasacco as Lead Independent Director, a position to which he was initially elected in January 2008 and to which he has been re-elected each year since then. The Lead Independent Director Position Duty Statement adopted by our Board is posted on the Corporate Governance page of the Our Company — Investor Relations section of our website, www.panerabread.com.

Pursuant to our Corporate Governance Principles and Practices and the Lead Independent Director Position Duty Statement, the Lead Independent Director is responsible for, among other matters:

•	advising the Chairman regarding Board meeting schedules;

•	approving the agendas for Board meetings;

•	advising the Chairman regarding information sent to the Board;

•	interviewing Board candidates and assisting the Board and the company with compliance with and implementation of our Corporate Governance Principles and Practices;

•	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	calling meetings of and presiding at executive sessions of the Board’s independent directors;

•	acting as a principal liaison between the independent directors and the Chairman; and

•	participating with the Compensation and Management Development Committee in its evaluation of our Chief Executive Officer and discussing with them his performance.

Our Board believes that its leadership structure is appropriate because it strikes an effective balance between strategy development, independent leadership and management oversight.

Board Committees

Our Board has established three standing committees — the Audit Committee, the Compensation and Management Development Committee and the Committee on Nominations and Corporate Governance, each of which operates under a charter that has been approved by our Board. Each committee’s charter is posted on the Corporate Governance page of the Our Company — Investor Relations section of our website, www.panerabread.com.

Our Board has determined that all of the members of each of its three committees are independent as defined under the NASDAQ Marketplace Rules, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in the case of all members of the Compensation and Management Development Committee, the independence requirements of Rule 10C-1 under the Exchange Act.

Current committee memberships are set forth in the table below:

	Audit Committee	Compensation and Management Development Committee	Committee on Nominations and Corporate Governance
Domenic Colasacco**
Fred K. Foulkes
Larry J. Franklin
Diane Hessan
Thomas E. Lynch

**	Lead Independent Director
Chair
Member

Audit Committee

The responsibilities of our Audit Committee include:

•	selecting, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•	reviewing with management and our independent registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on our financial statements;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting and disclosure controls and procedures;

•	overseeing our internal audit function;

•	reviewing and discussing with management our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management;

•	advising the Board with respect to our policies and procedures regarding compliance with the applicable laws and regulations and with our Standards of Business Conduct;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by the rules of the SEC (which report is included on page 18 of this proxy statement).

The members of the Audit Committee are Mr. Colasacco (Chair), Dr. Foulkes and Mr. Franklin. Our Board has determined that Mr. Colasacco is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee met eight times during fiscal 2014.

Compensation and Management Development Committee

The responsibilities of our Compensation and Management Development Committee, which we refer to as the Compensation Committee, include:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our Chairman and Chief Executive Officer;

•	reviewing and making recommendations to the Board with respect to the compensation of our Chairman and Chief Executive Officer;

•	determining the compensation of our other executive officers;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	in its sole discretion, retaining or obtaining the advice of compensation consultants, legal counsel or other advisors, and overseeing such consultants, legal counsel or advisors; and

•	overseeing and administering our cash and equity incentive plans.

The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading “Executive Compensation Processes and Roles of Management, the Compensation Committee, and the Compensation Consultant.”

The members of the Compensation Committee are Dr. Foulkes (Chair) and Messrs. Lynch and Franklin. The Compensation Committee met four times during fiscal 2014.

Committee on Nominations and Corporate Governance

The responsibilities of the Committee on Nominations and Corporate Governance include:

•	determining the skills and qualifications required of directors and developing criteria to be considered in selecting potential candidates for Board membership;

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	reviewing and making recommendations to the Board with respect to our Corporate Governance Principles and Practices; and

•	overseeing an annual evaluation of the Board.

The processes and procedures followed by the Committee on Nominations and Corporate Governance in identifying and evaluating director candidates are described above under the heading “Director Nomination Process.”

The members of the Committee on Nominations and Corporate Governance are Mr. Lynch (Chair), Ms. Hessan and Mr.  Franklin. The Committee on Nominations and Corporate Governance met four times during fiscal 2014.

Risk Oversight

Role of Our Board in Management of Risk

Our Board administers its risk oversight function directly and through its Audit Committee and receives regular reports from members of senior management, including our Director of Internal Audit, on areas of material risk to the company, including operational, financial, legal and regulatory, and strategic and reputational risks. Our Audit Committee regularly discusses with management and our Director of Internal Audit our major risk exposures, their potential financial impact on our company and the steps we take to manage them. In addition, our Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and succession planning for our executive officers. Our Committee on Nominations and Corporate Governance assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and corporate governance.

Risk Considerations in Executive Compensation

Our Compensation Committee has discussed the concept of risk as it relates to our compensation programs, including our executive compensation program, and our Compensation Committee does not believe that our compensation programs encourage excessive or inappropriate risk taking. As described more fully below in “Compensation Discussion and Analysis,” we structure our pay to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both intermediate- and long-term corporate performance and generally are tied to the achievement of company-wide and, in some instances, department-specific goals. However, at least 50% of our annual incentive bonuses must be subject to company-wide goals and three-year performance awards may only be made subject to company-wide goals. We believe that applying company-wide metrics encourages decision-making by our executives that is in the best long-term interest of our company and stockholders. Further, we believe that these variable elements of compensation constitute a sufficient portion of overall compensation to motivate our executives to produce superior short-, intermediate- and long-term corporate results, while the fixed element of compensation is sufficiently high that our executives are not encouraged to take unnecessary or excessive risks in doing so.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee throughout fiscal 2014 were Dr. Foulkes (Chair) and Messrs. Lynch and Franklin. None of the members of the Compensation Committee had interlocking or other relationships with other boards or with us during fiscal 2014 that require disclosure under the proxy rules and regulations promulgated by the SEC.

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Legal Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. The policy also permits the Chairman of the Audit Committee and the Chief Legal Officer to review proposed related person transactions that arise between committee meetings, subject to review, approval and ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. The Audit Committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.

The Audit Committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined the following interests are not material, and, accordingly, a transaction or arrangement with an entity in which the related person’s sole interest is one of the following will not be considered a related person transaction:

•	Interests arising only because a related person is a director of an entity that is involved in the transaction or arrangement; or

•	Interests arising only from the ownership by one or more related persons of less than a 10% equity interest in the entity involved in the transaction, excluding general partnership interests; or

•

Interests arising only because a related person is an executive officer of an entity involved in the transaction, and (1) all related persons hold less than a 10% equity interest of the entity involved in the transaction, (2) the related person and immediate family members have and are not negotiating the transaction and have and will not receive any related special benefits, and (3) the transaction amount involves less than the greater of (A) $200,000 or (B) 5% of the annual gross revenues of the company receiving payment in the transaction; or

•	Interests arising only from the ownership of a class of our company’s stock if all stockholders of that class receive the same benefit on a pro rata basis; or

•	Interests arising only because a significant stockholder or an immediate family member is indebted to us.

In addition, our Board has determined that the following transactions are not related person transactions for purposes of this policy:

•	A transaction that involves compensation to an executive officer if the compensation has been approved by the Compensation Committee or our Board, as applicable; or

•	A transaction that involves compensation to a director for services as a director of our company if such compensation is reported pursuant to applicable law; or

•	A transaction that is specifically contemplated by provisions of our certificate of incorporation or by-laws; or

•	A transaction awarded under a competitive bid process.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Board or the Compensation Committee in the manner specified in its charter and consistent with our policies.

Related Person Transactions

On March 14, 2014, we entered into a consulting agreement with Communispace Corporation, or Communispace, for a term of one year following a review of potential vendors and a determination that Communispace was the most qualified to perform the services we required. Pursuant to the terms of the agreement, Communispace provided us with certain market research advice during the term of the agreement for fees totaling $301,000. Ms. Hessan, a member of our board of directors, serves as chairman of the board of directors of Communispace, previously served as Communispace’s chief executive officer until February 2014 and continued to receive compensation and benefits from Communispace not related to her role as chairman until December 2014.

Except as described in the preceding paragraph, since January 1, 2014 (the beginning of our most recently completed fiscal year), we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our Common Stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest, other than in connection with the compensation of our directors and executive officers, employment agreements and other agreements described below under “Executive and Director Compensation and Related Matters”.

Communicating with the Independent Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Lead Independent Director and the Chairman of the Committee on Nominations and Corporate Governance, with the assistance of our Chief Legal Officer, are primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as they consider appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Chief Legal Officer considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters that are duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to: Board of Directors, c/o Secretary, Panera Bread Company, 3630 South Geyer Road, Suite 100, St. Louis, Missouri 63127.

Additionally, we have established a confidential process for reporting, investigating and resolving employee and other third party concerns related to accounting, auditing and similar matters under the Sarbanes-Oxley Act of 2002. Stockholders may confidentially provide information to one or more of our directors by contacting a representative at our Ethics Hotline who will forward the information to the appropriate director. The Ethics Hotline is operated by an independent, third party service. Within the United States and Canada, the Ethics Hotline can be reached by dialing toll-free (888) 840-4151 or by email at PaneraEthicsHotline@tnwinc.com.

Standards of Business Conduct

We have adopted a written Standards of Business Conduct, a code of ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Standards of Business Conduct on the Corporate Governance page of the Our Company — Investor Relations section of our website, www.panerabread.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ’s listing standards concerning any amendments to, or waivers from, any provision of the Standards of Business Conduct.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed our audited financial statements for fiscal 2014 and has discussed these financial statements with our management and PricewaterhouseCoopers LLP, our independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB).

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter from the independent auditor required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, as modified or supplemented. The Audit Committee has discussed with the independent registered public accounting firm its independence from us.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2014.

By the Audit Committee of the Board of Directors of Panera Bread Company.

Domenic Colasacco (Chair)
Fred K. Foulkes, D.B.A.
Larry J. Franklin

Executive Officers of the Company

Certain information regarding our executive officers is set forth below. Generally, our Board appoints our officers annually, although our Board or an authorized committee of our Board may appoint officers at other times. Biographical information for Messrs. Shaich and Moreton, who serve as directors and executive officers of our company, may be found in the section entitled “Board of Directors and Management—Information Regarding Directors and Director Nominees.”

Name	Age	Position(s)
Ronald M. Shaich	61	Chairman and Chief Executive Officer
William W. Moreton	55	Executive Vice Chairman
Michael J. Bufano	40	Senior Vice President, Chief Financial Officer
Charles J. Chapman III	52	Executive Vice President, Chief Operating Officer
Blaine E. Hurst	58	Executive Vice President, Chief Transformation and Growth Officer
Mark R. Wesley	60	Executive Vice President, Chief Development Officer
Scott G. Blair	57	Senior Vice President, Chief Legal and Franchise Officer
Mark A. Borland	62	Senior Vice President
Irene E. Cook	56	Senior Vice President, Company Operations
Richard Crannick	52	Senior Vice President, Ops Tools and Services
Louis DiPietro	44	Senior Vice President, General Counsel and Secretary
Elizabeth A. Dunlap	53	Senior Vice President, Chief People Officer
Daniel Kish	47	Senior Vice President, Food
John M. Meister	46	Senior Vice President, Chief Information Officer
Patrick Mellor	49	Senior Vice President, Company Operations
Robert Passanisi	44	Senior Vice President, Cafe Strategy, Insights and Analytics
Bryan C. Timko	41	Senior Vice President, Menu Innovation Projects
Daniel A. Wegiel	39	Senior Vice President, Panera to You
Mark D. Wooldridge	40	Vice President, Controller and Chief Accounting Officer

Michael J. Bufano.    Mr. Bufano has served as our Senior Vice President, Chief Financial Officer since April 2015, prior to which he served as our Senior Vice President, Planning from August 2014 to April 2015 and as our Vice President of Planning from July 2010 to August 2014. Prior to joining us, Mr. Bufano served in various positions for PepsiCo, Inc., a global food and beverage company, including as Director, Strategic & Financial Planning, PepsiCo Americas Beverages from February 2008 to July 2010.

Charles J. (Chuck) Chapman III.    Mr. Chapman has served as our Executive Vice President, Chief Operating Officer since May 2012, prior to which he served as our Executive Vice President, Development, New Business, and IT from November 2011 to May 2012. Mr. Chapman served on our Board from January 2008 until November 2011. From January 2001 until October 2011, Mr. Chapman served in several leadership positions at American Dairy Queen Corporation, a subsidiary of Berkshire Hathaway, including most recently as Chief Operating Officer from October 2005 to November 2011. Mr. Chapman also previously served as Chief Operating Officer of Bruegger’s Bagels Inc. and as President and co-Owner of Beantown Bagels, a Bruegger’s franchise. Additionally, he has held various marketing and operations positions with Darden Restaurants and began his career with the consulting firm Bain & Company.

Blaine E. Hurst.    Mr. Hurst has served as our Executive Vice President, Chief Transformation and Growth Officer since October 2014, prior to which he served as our Executive Vice President, Technology and Transformation from May 2013 to October 2014. Mr. Hurst served as our Senior Vice President, Technology and Transformation from March 2012 to May 2013 and as our Senior Vice President, Technology Business Strategies from January 2011 to March 2012. From October 2002 until January 2011, Mr. Hurst was an entrepreneur and independent consultant, assisting numerous restaurant, retail and distribution companies. From January 2001 until October 2002, Mr. Hurst served as President of eMac Digital, LLC — Restaurant Technology Solutions. He

also served as Vice Chairman and President, Executive Vice President — Chief Administrative Officer and Vice President — Information Services, at Papa John’s International Inc., a chain restaurant operator, from February 1995 until December 2000.

Mark R. Wesley.    Mr. Wesley has served as our Executive Vice President, Chief Development Officer since June 2013. Prior to joining us, Mr. Wesley served in various positions at Starbucks Coffee Company from 1993 to 2013, including Senior Vice President from 2000 until 2013.

Scott G. Blair.    Mr. Blair has served as our Senior Vice President, Chief Legal and Franchise Officer since August 2014, prior to which he served as Senior Vice President, Chief Legal Officer, General Counsel and Secretary from January 2008 to August 2014. From March 2003 until January 2008, Mr. Blair served as our Special Counsel for Employee Relations and also maintained a sole proprietorship law firm concentrating on employment law. Prior to joining us, Mr. Blair previously served as a partner in the Boston law firm Stoneman, Chandler & Miller, where he represented a range of clients before the National Labor Relations Board, Massachusetts Commission Against Discrimination, Equal Employment Opportunity Commission, Department of Labor and numerous other state and federal agencies.

Mark A. Borland.    Mr. Borland has served as our Senior Vice President since June 2013, prior to which he served as our Senior Vice President, Chief Supply Chain Officer from August 2002 to June 2013. Mr. Borland joined our company in 1986 and held management positions with Au Bon Pain and Panera Bread until 2000, including Executive Vice President, Vice President of Retail Operations, Chief Operating Officer and President of Manufacturing Services. From March 2000 until March 2001, Mr. Borland served as Senior Vice President of Operations at RetailDNA, a provider of sales and marketing products.

Irene E. Cook.    Ms. Cook has served as our Senior Vice President, Company Operations since October 2014, prior to which she served as Senior Vice President, Chief Company and Joint Venture Operations Officer from May 2012 to October 2014. Ms. Cook joined our management team in 2004 as Vice President of Learning and Development, then served as Vice President, Operations from January 2006 until May 2012. Prior to joining Panera, Ms. Cook served as Vice President, Training and Recruiting, and Director of Training at Bertucci’s Corporation, a restaurant chain. She also previously served in training and management roles at Nutri-System, Inc. and Boston Chicken, Inc.

Richard Crannick.    Mr. Crannick has served as our Senior Vice President, Ops Tools and Services since October 2014, prior to which he served as our Vice President, Ops Tools and Services from October 2011 to October 2014 and as Regional Vice President, Retail Operations from June 2007 to October 2011.

Louis DiPietro.    Mr. DiPietro joined our company in June 2006 and has served as our Senior Vice President and General Counsel and Secretary since October 2014, prior to which he served as Vice President, Deputy General Counsel and Assistant Secretary from January 2013 until October 2014 and as Vice President and Associate General Counsel and Assistant Secretary from December 2007 to January 2013.

Elizabeth A. Dunlap.    Ms. Dunlap has served as our Senior Vice President, Chief People Officer since June 2011. Ms. Dunlap previously served as Chief Human Resources Officer for Christie’s International, a global art business, from March 2008 until May 2010. From March 1997 until March 2008, she held several positions at Campbell Soup Company, including Vice President of Human Resources for Campbell’s Away From Home division and Vice President of Human Resources for Godiva Chocolatier. She has also held human resources positions at Sizzler Restaurants, Disney Consumer Products, Taco Bell and Carnation/Nestle.

Daniel Kish.    Mr. Kish has served as our Senior Vice President, Food since October 2014, prior to which he served as our Vice President, Food from January 2007 to October 2014, and Director of Product Development from April 2005 until January 2007. Prior to joining us, Mr. Kish served as an Associate Dean for Culinary Fundamentals at the Culinary Institute of America.

John M. Meister.    Mr. Meister has served as our Senior Vice President, Chief Information Officer since June 2013. Prior to joining us, Mr. Meister served as Group Head – Information Technology with MasterCard Worldwide from April 1998 to June 2013. While at MasterCard, Mr. Meister was responsible for all Global Transaction Processing Systems, including Authorization, Clearing and Debit systems. In addition, Mr. Meister was responsible for the Information and Analytics platforms. From June 1991 to April 1998, Mr. Meister served as a management consultant with Accenture, where he oversaw a number of major corporate accounts.

Patrick Mellor.    Mr. Mellor has served as our Senior Vice President, Company Operations since October 2014, prior to which he served as our Vice President, Regional Company Operations from January 2011 to September 2014, Joint Venture area Director in Chicago from November 2007 to December 2010, Joint Venture Partner in Nashville from May 2004 to October 2007 and District Manager in St. Louis from October 2001 to May 2004. Prior to joining us, Mr. Mellor spent 15 years in various operation roles at Cracker Barrel Old Country Store.

Robert Passanisi.    Mr. Passanisi has served as our Senior Vice President, Cafe Strategy, Insights and Analytics since October 2014, prior to which he served as our Vice President, Customer Engagement Marketing from October 2012 to October 2014, Vice President, Sales and Gross Profit Planning from January 2012 to September 2012 and Senior Director, Sales and Gross Profit Planning from August 2010 to December 2011. Prior to joining us, Mr. Passanisi served as Director of Commercial Operations and Planning at Biogen Idec, a biotechnology company, from May 2006 to February 2010. He also previously served as a Principal at The Boston Consulting Group.

Bryan C. Timko.    Mr. Timko has served as our Senior Vice President, Menu Innovation Projects since May 2014, prior to which he served as our Senior Vice President, Cafe Strategy from January 2014 to May 2014. Prior to joining us, Mr. Timko served in various positions at Staples, Inc., an office products retailer, from February 2006 to January 2014, including, Vice President, New Business Development from September 2013 to January 2014, Vice President, General Merchandise Manager – U.S. Stores and Online from August 2012 to September 2013, Vice President, Divisional Merchandise Manager U.S. Stores, Merchandising, from December 2009 to August 2012 and Director, Portfolio Group from February 2006 to December 2009.

Daniel A. Wegiel.    Mr. Wegiel has served as our Senior Vice President, Panera to You since March 2014 and prior to that served as Senior Vice President, Strategic Initiatives from October 2013 to March 2014. Prior to joining us, Mr. Wegiel served in various positions at Staples, Inc. from 2001 until October 2013, including as Senior Vice President of New Business Development from September 2012 to October 2013, Senior Vice President, Merchandising from March 2012 to September 2012, Vice President, Technology Merchandising from January 2010 to March 2012 and Vice President, Office Supplies Merchandising from January 2007 to January 2010.

Mark D. Wooldridge.    Mr. Wooldridge has served as our Vice President, Controller since October 2013, as our Chief Accounting Officer since April 2007, as our Vice President of Accounting and Associate Controller from January 2012 until October 2013, as our Director, Assistant Controller from March 2010 until January 2012, and as our Director, External Reporting and Accounting from August 2006 until March 2010. Prior to joining us, Mr. Wooldridge served as Director, Financial Reporting and Manager, Financial Reporting for Solutia, Inc., a manufacturer of specialty chemicals and performance materials, from August 2003 until August 2006. Prior to Solutia, Inc., Mr. Wooldridge served in the Audit and Assurance Business Services practice with Ernst & Young from September 1997 until August 2003.

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is designed to provide our stockholders with an understanding of our compensation philosophy, objectives, programs and process, as well as the compensation paid to our named executive officers, or NEOs, in fiscal 2014. For fiscal 2014, our NEOs were:

•	Ronald M. Shaich, our Chairman and Chief Executive Officer;

•	William W. Moreton, our Executive Vice Chairman, who also served as our Chief Financial Officer (Interim) from August 2014 to April 2015;

•	Roger C. Matthews, Jr., our former Executive Vice President, Chief Financial Officer, who resigned and ceased serving as an executive officer on August 6, 2014 and as an employee on August 31, 2014;

•	Charles J. Chapman III, our Executive Vice President, Chief Operating Officer;

•	Blaine E. Hurst, our Executive Vice President, Chief Transformation and Growth Officer; and

•	Mark R. Wesley, our Executive Vice President, Chief Development Officer.

Executive Summary

Compensation Objectives and Philosophy

Our executive compensation program is designed to meet the following primary objectives:

(1)	Management Recruitment and Retention. Attract, retain and motivate qualified and talented executive officers by offering an executive compensation package that is reasonable and competitive within the industries within which we compete for talent;

(2)	Performance-Based Compensation. Incent our executive officers to achieve our short-, intermediate- and longer-term performance objectives; and

(3)	Long-Term Focus on Stockholder Value. Align our executive officers’ interests with those of our stockholders in order to attain our ultimate objective of increasing stockholder value through the use of mid- and long-term cash and equity compensation.

Say-on-Pay Feedback from Stockholders

In 2014, we submitted our executive compensation program to an advisory vote of our stockholders and it received the support of over 97% of the total votes cast at our 2014 Annual Meeting of Stockholders. Annually, our Compensation Committee intends to review the results of the advisory stockholder vote and will consider this feedback as it reviews and determines the total compensation packages for our NEOs.

Elements of Compensation

Our executive compensation program is comprised of three basic elements:

Element	Fixed or Variable	Objectives

Base Salary	Fixed	To attract and retain executives by offering fixed compensation that is generally competitive with market opportunities and that recognizes each executive’s position, role, responsibility and experience.

Annual Cash Incentive	Variable	To motivate and reward the achievement of our annual performance objectives.

Long-Term Incentives	Variable	To motivate and reward the achievement of mid- and long-term performance objectives, align our executive officer’s interests with those of our stockholders by focusing on the creation of long-term stockholder value and to promote the retention of our executives and key management personnel.

We provide benefits to our executive officers at levels that are generally comparable to those offered to all our full-time management employees. Perquisites are not a significant part of our executive compensation program. Both benefits and the limited perquisites we offer to our NEOs are described in more detail below.

Executive Compensation Processes and Roles of Management, the Compensation Committee, and the Compensation Consultant

Our executive compensation is based in part on the organization levels of our executive officers, which are comprised of Chief Executive Officer, Executive Vice Chairman, Executive Vice President and two Senior Vice President levels. Each component of the compensation of our Chairman and Chief Executive Officer, Mr. Shaich, and our Executive Vice Chairman, Mr. Moreton, is established by our Board upon the recommendation of our Compensation Committee, with third party advisory support as determined appropriate by our Compensation Committee. Each component of compensation of our other executive officers is established by our Compensation Committee, upon the recommendation of our Chief Executive Officer and any third party advisers as determined appropriate.

The Compensation Committee has implemented an annual performance review program for our executives under which annual performance goals are determined early in each calendar year for each of our executive officers. These goals may include both corporate goals and individual department-specific goals that facilitate the achievement of corporate performance. Annual bonuses are tied to the achievement of these performance goals.

During the first quarter of each fiscal year, we evaluate corporate and, as applicable, individual performance against the goals for the recently completed fiscal year. Our Chief Executive Officer presents to the Compensation Committee a recommendation for annual executive salary increases and annual bonus awards, if any, for each of the other executive officers. These recommendations are then discussed by the Compensation Committee, which approves salary increases and annual bonus awards for the executives. In the case of our Chairman and Chief Executive Officer, his individual performance evaluations are conducted by the Compensation Committee, which recommends a salary increase and annual bonus award, if any, to the Board for consideration and approval.

The Compensation Committee and Board grant long-term equity and performance awards under our 2005 Long Term Incentive Program to our executive officers based on long-term incentive compensation targets that have been established. Newly hired and promoted executives may be granted supplemental awards, if any, at a Compensation Committee meeting following their hiring or promotion dates.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. In fiscal 2014, our Compensation Committee retained an independent compensation consultant, W.T. Haigh & Company, Inc., or W.T. Haigh, to assist the Compensation Committee with reviewing this Compensation and Discussion and Analysis and reviewing components of our 2005 Long Term Incentive Program, particularly the three year performance award component. W.T. Haigh reports directly to the Compensation Committee and does not provide any other services to us.

Determining Executive Compensation

Our Compensation Committee’s goal is to determine executive officers’ overall total compensation levels and to ensure such compensation reflects an appropriate mix between cash payments and equity incentive awards to meet short-, intermediate- and long-term goals and objectives. The mix of compensation is designed to reward achievement of annual performance objectives, drive mid- to long-term company performance and focus on the creation of stockholder value. At the target level of performance, variable, at-risk annual incentive bonuses and long-term incentive compensation are designed to constitute a significant percentage of an executive’s total compensation.

We offer total compensation packages for our NEOs at levels we consider to be competitive with the compensation paid to executive officers at companies of similar size in the restaurant, retail and consumer industries. Our executive compensation program is structured to be variable and to be consistent with shorter- and longer-term company and individual performance. With respect to compensation awarded in fiscal 2014, our targeted fixed compensation versus variable compensation was structured as follows for our Chief Executive Officer and other NEOs:

*	Excludes Mr. Moreton, whose compensation as Executive Vice Chairman was structured to not include variable cash or equity-based incentives, and Mr. Matthews, who resigned and ceased serving as our Executive Vice President, Chief Financial Officer on August 6, 2014.

We believe our executive compensation should be structured to balance appropriately annual cash compensation with longer-term equity- and cash-based compensation elements. With respect to compensation awarded in fiscal 2014, our target annual cash versus long-term equity and cash-based compensation was structured as follows for our Chief Executive Officer and other NEOs:

*	Excludes Mr. Moreton, whose compensation as Executive Vice Chairman was structured to not include variable cash or equity-based incentives, and Mr. Matthews, who resigned and ceased serving as our Executive Vice President, Chief Financial Officer on August 6, 2014.

The following table sets forth the target percentages and actual percentages for salary, annual incentive bonus and long-term incentive compensation earned in fiscal 2014 by our NEOs.

	Target Fiscal 2014 Compensation Mix			Actual Fiscal 2014 Compensation Mix
		Tied to Panera Performance			Tied to Panera Performance
Name	Salary	Target annual incentive bonus	Target long-term incentive compensation(1)	Salary	Actual annual incentive bonus	Actual long-term incentive compensation(2)

Ronald M. Shaich Chairman and Chief Executive Officer	21.5%	21.5%	57%	24.3%	18.3%	57.4%

William W. Moreton (3) Executive Vice Chairman and former Chief Financial Officer (Interim)	100%	—	—	100%	—	—

Roger C. Matthews, Jr. (4) Former Executive Vice President, Chief Financial Officer	40.2%	20.1%	39.7%	100%	—	—

Charles J. Chapman III Executive Vice President, Chief Operating Officer	38.3%	19.2%	42.5%	42.3%	15.9%	41.8%

Blaine E. Hurst Executive Vice President, Chief Transformation and Growth Officer	38.3%	19.2%	42.5%	42.3%	15.9%	41.8%

Mark R. Wesley Executive Vice President, Chief Development Officer	41.1%	20.5%	38.4%	44.8%	16.8%	38.4%

(1)	Target long-term incentive compensation consists of the total of the target value of restricted stock and choice awards for grant in fiscal 2014, plus the target performance award payment for Long Term Incentive Program performance awards granted in the fiscal year ended December 25, 2012, which we refer to as fiscal 2012, the performance period for which was completed at the end of fiscal 2014.

(2)	Actual long-term incentive compensation consists of the total of the value of restricted stock and choice awards granted in fiscal 2014, valued as of the date of grant, plus the actual performance award payment for Long Term Incentive Program performance awards granted in fiscal 2012, the performance period for which was completed at the end of fiscal 2014.

(3)	In connection with his transition from President and Co-Chief Executive Officer to Executive Vice Chairman in 2013 and corresponding changes in compensation that were approved in March 2014, Mr. Moreton is not eligible to receive an annual incentive bonus or awards under our Long Term Incentive Program. On February 26, 2015, our Board and the Compensation Committee approved a cash bonus payment of $709,155 to Mr. Moreton that represents the cash amount that he would have received under the Long Term Incentive Program for the performance award for the 2012 to 2014 performance period had he not forfeited such performance award in connection with his transition to Executive Vice Chairman in 2013. Specifically, the Board approved such payout to recognize Mr. Moreton’s significant contributions and increased responsibilities beyond those contemplated when he became Executive Vice Chairman in 2013, including serving as interim Chief Financial Officer.

(4)	Mr. Matthews resigned and ceased serving as our Executive Vice President, Chief Financial Officer on August 6, 2014.

Base Salary.    The base salary of our executive officers is intended to be competitive with the salary offered by companies of similar size in the restaurant industry. The base salaries of all of our full-time employees, including our executive officers, are reviewed annually and may be increased to reflect an individual’s role, responsibility, experience or prior performance, cost-of-living adjustments, revised market standards, promotions or other adjustments, as determined appropriate by our Compensation Committee. Annual base compensation reviews are conducted for increases and promotions during the first quarter of each fiscal year. Base compensation reviews are also conducted during the fiscal year as appropriate for promotions. The base compensation of all our full-time employees is paid through standard payroll payments.

The following table sets forth the annual base salaries of our NEOs for fiscal 2014 and fiscal 2013.

Name and Principal Position	Fiscal 2014 Salary	Fiscal 2013 Salary
Ronald M. Shaich Chairman and Chief Executive Officer	$824,000	$800,000
William W. Moreton Executive Vice Chairman and former Chief Financial Officer (Interim)	$700,000	$800,000
Roger C. Matthews, Jr. Former Executive Vice President, Chief Financial Officer	$618,000	$600,000
Charles J. Chapman III Executive Vice President, Chief Operating Officer	$540,750	$525,000
Blaine E. Hurst Executive Vice President, Chief Transformation and Growth Officer	$540,750	$525,000
Mark R. Wesley Executive Vice President, Chief Development Officer	$475,000	$450,000

For fiscal 2014, the Board and the Compensation Committee approved a 3% increase in base salary for all NEOs, except for Messrs. Moreton and Mr. Wesley. The 3% increase in base salary was intended to represent a targeted cost of living adjustment. Mr. Moreton’s annual base salary for fiscal 2014 was $450,000 from January 1, 2014 through August 5, 2014 and increased to $700,000, effective as of August 6, 2014, in connection with his appointment as Chief Financial Officer (Interim). The Compensation Committee approved a 5% increase in Mr. Wesley’s annual base salary for fiscal 2014. All NEOs, except for Mr. Matthews who resigned and ceased serving as our Executive Vice President, Chief Financial Officer on August 6, 2014, received a 3% increase in base salary for fiscal 2015.

Annual Incentive Bonus.    We believe that cash bonuses are an important factor in motivating our executive officers to perform at their highest level toward achievement of our primary company annual performance objectives. We believe achievement of these objectives will improve short-term operational and financial results, long-term growth and stockholder value. We also believe that establishing cash bonus opportunities is an important factor in attracting and retaining talented and qualified executives.

For fiscal 2014, the target annual incentive bonus for our NEOs, other than Mr. Moreton who was not eligible to receive an annual incentive bonus, ranged from 50% to 100% of each executive officer’s base salary, based on organization level, with a maximum range of bonus payout potential from zero to two times the executive’s target bonus. The following are the fiscal 2014 target annual incentive levels for our NEOs:

Executive	Target as % of Salary	Target Amount
Ronald M. Shaich Chairman and Chief Executive Officer	100%	$824,000
William W. Moreton (1) Executive Vice Chairman and former Chief Financial Officer (Interim)	—	—
Roger C. Matthews, Jr. Former Executive Vice President, Chief Financial Officer	50%	$309,000
Charles J. Chapman III Executive Vice President, Chief Operating Officer	50%	$270,375
Blaine E. Hurst Executive Vice President, Chief Transformation and Growth Officer	50%	$270,375
Mark R. Wesley Executive Vice President, Chief Development Officer	50%	$237,500

(1)	In connection with his transition from President and Co-Chief Executive Officer to Executive Vice Chairman and corresponding changes in compensation that were approved in March 2014, Mr. Moreton is not eligible to receive an annual incentive bonus or awards under our Long Term Incentive Program.

The annual incentive bonus for our NEOs, if any, is discretionary and is typically based on the attainment of company-wide performance goals, which are designed to improve our overall operational and financial results. These goals are approved by our Board and the Compensation Committee annually. Each company-wide performance goal is prioritized and weighted as a portion of the total potential bonus payout. The performance expectations for each performance goal at the target bonus payment level are generally set at a level that is considered difficult to achieve, but attainable. Based on the level of achievement against these goals, each participant is eligible to receive a bonus payment equal to a specified percentage of his or her annual salary. Our Board and the Compensation Committee have discretion in evaluating awards and approving the final award payouts.

Our annual performance bonus metrics are designed to drive key initiatives in order to achieve our short-, medium- and long-term financial goals. The determination of these goals begins with our annual internal financial planning process. We set our internal targeted plan to create challenging incentives for executive performance. While we do not publicly disclose our internal metric targets because of the potential competitive harm that would result, we publicly announce more general performance measures, such as diluted earnings per share, or EPS, which the achievement of our internal annual performance objectives are intended to drive. For example, our initial diluted EPS growth guidance for fiscal 2014 was targeted at an increase of 5% to 8% over fiscal 2013, excluding non-recurring tax benefits of $0.18 per diluted share in fiscal 2013 and the estimated impact of the 53rd week in fiscal 2013, which represents a growth target that we believed to be difficult to achieve, particularly in light of the strong results of recent prior years against which this growth target is measured. In view of these challenging broader performance targets, and the fact that achievement of our internal annual bonus performance objectives metrics are designed to drive them, management and the Compensation Committee believe that achievement of our internal incentive targets are also difficult to achieve.

For fiscal 2014, the company-wide performance measures comprising our annual incentive bonus, the relative weighting of each measure, our actual achievement during the performance period as a percentage of target and the weighted performance outcome for each measure were as follows:

Performance Measure	Component Weighting	Actual Achievement During Performance Period (as a % of target)	Weighted Performance
Growth in transactions per week for base bakery-cafes (class of 2012 and prior) in fiscal 2014 versus fiscal 2013	20%	0%	0%
Growth in gross profit per transaction for base bakery-cafes (class of 2012 and prior) in fiscal 2014 versus fiscal 2013	10%	10%	1%
Differential between gross profit growth and growth in expenses below gross profit in fiscal 2014 versus fiscal 2013	10%	85%	9%
Total net sales for all company-owned bakery-cafes opened in fiscal 2014	10%	92%	9%
Board’s assessment of the company’s overall performance relative to the strategic objectives of the company	50%	113%	56%

		Total Weighted Average	75%

With respect to our Board’s assessment of our performance relative to our strategic objectives, our Board and the Compensation Committee reviewed our written key initiatives established at the beginning of fiscal 2014 and during the course of the year evaluated our progress against these initiatives on a regular basis at its periodic meetings. This evaluation culminated with a final review of a comprehensive written update setting forth each of our key strategic initiatives and the progress against each during which the Compensation Committee and the Board approved annual incentive bonus payouts. During this evaluation, our Compensation Committee determined that we had made significant and meaningful progress against the key strategic initiatives designed to position our company for its future goals and projects, particularly those intended to enhance the experience for both our dine-in and to-go guests through technology and operational improvements, including those we refer to as our Panera 2.0 initiative.

For fiscal 2014, the bonus payout achievement attributed to the company incentive goal portion of our annual incentive bonus program was scored at 75% of the target level. The following annual incentive bonuses were paid to each of our NEOs for fiscal 2014 performance. Mr. Moreton was not eligible to receive an annual incentive bonus for fiscal 2014. As a result of his resignation, Mr. Matthews was not entitled to receive an annual incentive bonus for fiscal 2014. For fiscal 2014, company-specific metrics represented 100% of the total for our annual incentive bonuses for each of our NEOs. All awards were set at 75% of each NEOs target, consistent with the determination of our Board and the Compensation Committee as described above:

Executive	FY 2014 Annual Incentive Bonus
Ronald M. Shaich Chairman and Chief Executive Officer	$618,000
Charles J. Chapman III Executive Vice President, Chief Operating Officer	$202,781
Blaine E. Hurst Executive Vice President, Chief Transformation and Growth Officer	$202,781
Mark R. Wesley Executive Vice President, Chief Development Officer	$178,125

Annual Bonus for our Chairman and Chief Executive Officer.    The payment and amount of Mr. Shaich’s annual bonus is discretionary and determined by our Board following a review of our performance during the fiscal year on which the bonus is based. In making its determination, our Board, upon the recommendation of our Compensation Committee, may consider any number of factors, including the achievement of our corporate performance goals for that year and the recommendation of management and third party advisers. For fiscal 2014, our Board approved an annual incentive bonus for our Chairman and Chief Executive Officer at 75% of his target opportunity consistent with the determination of the Compensation Committee described above.

Cash Payout for our Executive Vice Chairman and former Chief Financial Officer (Interim).    On February 26, 2015, our Board and the Compensation Committee approved a cash payout of $709,155 to Mr. Moreton that represents the cash amount that he would have received under the Long Term Incentive Program for the performance award for the 2012 to 2014 performance period had he not forfeited such performance award in connection with his transition to Executive Vice Chairman in 2013. Specifically, the Board approved such payout to recognize Mr. Moreton’s significant contributions and increased responsibilities beyond those contemplated when he became Executive Vice Chairman in 2013, including serving as interim Chief Financial Officer.

Other Eligible Employees and Other Programs.    The annual incentive bonus program is offered to all of our other employees at the manager level and above. Eligibility for our other management employees varies primarily by the organization level and level of achievement of each of several pre-established incentive goals approved by our Chairman and Chief Executive Officer. In place of the annual management incentive bonus program, we also offer special cash incentive bonus programs to targeted full-time management employees in an effort to accomplish key company initiatives. These special cash incentive bonus programs are tailored to drive achievement of our company performance objectives specifically targeted to our store operations, real estate development and manufacturing, as well as to reward applicable individual performance standards, including but not limited to safe driving records, customer service, sanitation and safety.

Long-Term Incentive Program Compensation

Our NEOs, along with our other management employees, are eligible to participate in our 2005 Long Term Incentive Program, which we refer to as our LTIP and which is a sub-plan under our 2006 Stock Incentive Plan.

Our LTIP is designed to align our executives’ long-term goals with those of our stockholders by providing participants with incentives to drive our long-term performance, and the LTIP is designed to provide our executives with the incentive to continue to drive our performance over multi-year periods. Each award to our executive officers typically includes an annual grant of equity (restricted stock and stock settled appreciation rights, or SSARs), which vest over a five-year period, and also earned payments of cash and stock, based on our cumulative achievement of various operating performance metrics over a three-consecutive-fiscal-year period, which we refer to as an LTIP performance period. Participation in our LTIP in any given year is discretionary, as determined by our Compensation Committee, upon the recommendation of our Chairman and Chief Executive Officer.

The LTIP awards to our executive officers and other officers at the Vice President level are typically comprised of any or all of the following:

•	restricted stock awards;

•	choice awards in the form of restricted stock awards and SSAR awards at the participant’s election; and

•	performance awards in the form of a deferred payment of stock or cash (or a combination thereof), with the level of grant based on each participant’s organization level.

The restricted stock award and choice award components, which we describe below in more detail, together comprise half of these target awards. The performance award component, also described below in more detail, comprises the other half of these target award payments. However, the actual award payment of the performance award component will be adjusted, based on our performance over an LTIP performance period over which that component is measured. All LTIP grants are made at regularly scheduled meetings of our Board and Compensation Committee or, upon determination of the Compensation Committee, at a meeting convened on the first business day of any intervening month as appropriate.

In fiscal 2014, Mr. Shaich was eligible for an annual grant under the LTIP in an amount equal to 300% of his annual base salary, which includes eligibility for a performance award equal to 150% of his annual base salary, a choice award equal to 75% of his annual base salary, and a restricted stock award equal to 75% of his annual base salary.

The 2014 LTIP grants to our NEOs are set forth in the table below. Values reflected for each component are expressed as a percentage of annual base salary (at the rate in effect on the grant date) from which they are determined. In the case of the performance award, values are reflected at the target award, which will be adjusted based on our performance from fiscal 2014 through fiscal 2016. The values reflected in the table below differ from the values set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table with respect to choice awards because executives who elect to receive SSAR awards are granted such SSAR awards not as percentage of salary but rather as a ratio of the overall restricted stock grant the executive would have received had the award been granted 100% in restricted stock; and with respect to restricted stock awards, due to rounding since we do not grant fractional shares:

Name	2014 Restricted Stock Awards: Value on Grant Date (% Base Salary at Grant Date)		2014 Choice Award Value on Grant Date (% Base Salary at Grant Date) and Election(1)		Performance Award Value on Date of Grant of Target Award (% Base Salary at Grant Date)		Total Target LTIP Value (% of Base Salary at Grant Date)
Ronald M. Shaich Chairman and Chief Executive Officer	$617,926	75%	$617,926	75%	$1,236,000	150%	300%
William W. Moreton(2) Executive Vice Chairman and former Chief Financial Officer (Interim)	—	—	—	—	—	—	—
Roger C. Matthews, Jr.(3) Former Executive Vice President, Chief Financial Officer	—	—	—	—	—	—	—
Charles J. Chapman III Executive Vice President, Chief Operating Officer	$168,902	31.25%	$168,902	31.25%	$337,969	62.5%	125%
Blaine E. Hurst Executive Vice President, Chief Transformation and Growth Officer	$168,902	31.25%	$168,902	31.25%	$337,969	62.5%	125%
Mark R. Wesley Executive Vice President, Chief Development Officer	$148,344	31.25%	$148,344	31.25%	$296,875	62.5%	125%

(1)	Each of Messrs. Shaich, Chapman, Hurst and Wesley elected to receive 100% of his 2014 Choice Award as a restricted stock award.

(2)	In connection with his transition from President and Co-Chief Executive Officer to Executive Vice Chairman and corresponding changes in compensation that were approved in March 2014, Mr. Moreton is not eligible to receive an annual incentive bonus or awards under our Long Term Incentive Program.

(3)	Mr. Matthews resigned and ceased serving as our Executive Vice President, Chief Financial Officer on August 6, 2014. As a result of his resignation, Mr. Matthews was not entitled to, and will not receive, as applicable, equity awards or payments under our Long Term Incentive Program.

Restricted Stock Awards.    Restricted stock awards make up 25% of each participant’s total LTIP annual target opportunity. Restricted stock awards are granted annually and are comprised of shares of Class A Common Stock that are subject to forfeiture. The shares of restricted stock underlying the restricted stock awards may not be sold or transferred and are generally not entitled to receive dividends paid on the Class A Common Stock, if any, until such shares vest. The shares of restricted stock vest over five years, with 25% of such shares vesting on each of the second, third, fourth and fifth anniversaries of the grant date, subject to continued employment with us. In the event of the executive’s death or disability between two vesting accrual periods, a pro rata portion of the additional restricted stock which would have vested had the participant not died or become disabled prior to the vesting accrual period next following the death or disability will be vested. Awards to our NEOs under the restricted stock award component, expressed as a percentage of base salary, range from 31.25 % to 75%, based on the NEO’s organization level. Restricted stock awards were included in the LTIP to provide eligible participants with direct equity ownership, while also providing incentives to remain employed with us throughout the five-year period over which the shares underlying the award vest.

Choice Awards.    Choice awards are granted annually in the form of restricted stock and/or SSAR and make up 25% of each participant’s total LTIP annual target opportunity. The executive can elect to receive restricted stock or a SSAR award, or a combination of restricted stock and a SSAR award. A SSAR award entitles the recipient to the right to receive the appreciation in value of such number of shares that is equal to a multiple of the number of shares of restricted stock that would have been awarded to the recipient under a restricted stock award. In fiscal 2014, the applicable multiple as determined by the Compensation Committee was three SSARs for each share of restricted stock. In February 2015, the Compensation Committee changed the multiple to 3.5 SSARs for each share of restricted stock to encourage more recipients of choice awards to elect to receive SSARs and to more closely track the fair value of SSARs based on the Black-Scholes option pricing model. SSARs granted pursuant to a choice award have an exercise price equal to the closing price of the Class A Common Stock on The NASDAQ Global Select Market on the date of grant. SSARs vest over the same five-year period as restricted stock awards as described above, with 25% vesting on each of the second, third, fourth and fifth anniversaries of the grant date, subject to continued employment with us. The SSARs expire six years from the date of grant, but will be subject to earlier termination as provided in the award agreement. In the event of the executive’s death or disability between two vesting accrual periods, a pro rata portion of the additional portion of the SSAR that would have vested had the participant not died or become disabled prior to the vesting accrual period next following the death or disability will be vested. The provisions of the restricted stock awards described above also apply to the choice awards that the executive elects to receive as restricted stock awards, if any. Awards to our NEOs under the choice award component, like the restricted stock award component, expressed as a percentage of base salary, range from 31.25% to 75%, based on the NEO’s organization level. Taking the restricted stock award and choice award components together, the range of target awards to our NEOs for both components is 62.5% to 150% of base salary, based on the executive officer’s organization level. Choice awards were included in the LTIP to provide eligible participants with the flexibility to choose the form of award, given that each individual’s financial and other circumstances may vary.

Performance Awards.    The performance award component is based on the level of our cumulative achievement of predetermined performance metrics in each of three consecutive fiscal years which comprise the LTIP performance period for which the award is made. The performance award component makes up 50% of each participant’s total LTIP annual target opportunity. The performance award is earned based on our achievement of these predetermined company performance metrics, assuming the recipient remains employed by us throughout the LTIP performance period and on the date of payment. The performance metrics are established by our Compensation Committee and approved by our Board during the first year of the LTIP performance period to which the metrics pertain. Each performance metric, weighting of each metric, and award levels for each metric of the performance awards are communicated to each recipient. The performance awards are payable in a combination of cash and whole shares of Class A Common Stock as the Compensation Committee determines. In fiscal 2015, our Compensation Committee approved the payment of performance awards entirely in cash for the LTIP performance period ending in fiscal 2014. The target award payment for the NEOs ranges from 62.5% to 150% of base salary, based on organization level. However, the actual award payment will be adjusted, based on our performance over an LTIP performance period, and any other factors as determined by our Compensation Committee. The actual award payment for the performance award component ranges from zero, since it is eliminated if we fail to achieve the minimum threshold level for one or all of our performance metrics, as applicable, over the LTIP performance period, to double the individual’s targeted award payment if we achieve maximum performance in one or all of our performance metrics, as applicable, subject to any adjustments as determined by our Compensation Committee. Additionally, our Compensation Committee may adjust the actual award payments up to the executive’s targeted award payout in the event the minimum threshold level of performance established by the Compensation Committee is not achieved if, in Compensation Committee’s judgment, our company’s performance during the LTIP performance period is comparable or exceeds that of its peers, as determined by the Compensation Committee.

Our Board, on the recommendation of the Compensation Committee, has determined that, consistent with the terms of the LTIP, certain employees hired or promoted after the commencement of an existing LTIP performance period and eligible to receive performance awards under the LTIP would be eligible to receive payouts under such performance awards on a pro rata basis with respect to such LTIP performance period.

The LTIP performance period for LTIP performance awards granted in fiscal 2012 ended at the close of fiscal 2014. The LTIP performance award structure, performance target, performance results and value of the component as a percentage of the target value of each award were as follows:

Performance Metric	Component Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Achievement during Performance Period	Actual Payout as a Percent of Target Award
EPS Growth Total (1)	100%	12.8%	15.3%	>21.3%	14.5%	75%

(1)

Excludes the impact of favorable tax-related adjustments, litigation benefit, benefit from a 53rd week across the performance period and charges related to goodwill impairment totaling $0.37 per diluted share. In addition, consistent with the authority granted to the Compensation Committee in scoring performance metrics, in determining the final scoring for the performance period the Compensation Committee excluded the impact of certain costs related to our strategic investments, including those related to its Panera 2.0 initiative and other unplanned technology investments. In making this determination, the Compensation Committee considered the timing of these expenses relative to the establishment of the performance metrics and its belief that a portion of these investments should not negatively impact participants in the LTIP performance award program. The application of these adjustments resulted in a score of 83%, which the Compensation Committee adjusted downward to 75%.

Based on the calculated payout as a percent of target award, the payments to our NEOs for the LTIP performance awards granted in fiscal 2012, which were paid in March 2015, were as follows:

Name	Target Performance Award Value on Date of Grant (% Base Salary at Grant Date)		Calculated Payout as a Percent of Target Award	Actual Payment
Ronald M. Shaich Chairman and Chief Executive Officer	$945,540	150%	75%	$709,155
William W. Moreton(1) Executive Vice Chairman and former Chief Financial Officer (Interim)	$945,540	150%	—	—
Roger C. Matthews, Jr.(2) Former Executive Vice President, Chief Financial Officer	$222,816	37.1%	—	—
Charles J. Chapman III Executive Vice President, Chief Operating Officer	$262,650	62.5%	75%	$196,988
Blaine E. Hurst (3) Executive Vice President, Chief Transformation and Growth Officer	$261,175	56.7%	75%	$195,881
Mark R. Wesley (4) Executive Vice President, Chief Development Officer	$147,407	32.8%	75%	$110,555

(1)	While Mr. Moreton was granted a performance award in fiscal 2012, in connection with his transition from President and Co-Chief Executive Officer to Executive Vice Chairman and corresponding changes in compensation that were approved in March 2014, Mr. Moreton is not entitled to receive any payments in connection with such performance award. On February 26, 2015, our Board and the Compensation Committee approved a cash bonus payment of $709,155 to Mr. Moreton that represents the cash amount that he would have received under the Long Term Incentive Program for the performance award for the 2012 to 2014 performance period had he not forfeited such performance award in connection with his transition to Executive Vice Chairman in 2013. Specifically, the Board approved such payout to recognize Mr. Moreton’s significant contributions and increased responsibilities beyond those contemplated when he became Executive Vice Chairman in 2013, including serving as interim Chief Financial Officer.

(2)	Mr. Matthews began serving as our Executive Vice President, Chief Financial Officer on March 18, 2013 and resigned and ceased serving as our Executive Vice President, Chief Financial Officer on August 6, 2014. The dollar amount and percentage represents, or are based on, as applicable, a prorated portion of his target performance award value. As a result of his resignation, Mr. Matthews did not receive any payments in connection with the LTIP performance award granted in fiscal 2012.

(3)	Mr. Hurst was promoted from Senior Vice President, Technology Business Strategies to Executive Vice President, Technology and Transformation on May 21, 2013. The dollar amounts represent, or are based on, as applicable, a target performance award value based on an annual base salary of $367,710 from January 4, 2012 through May 20, 2013 and $525,000 beginning on May 21, 2013, along with a corresponding change in the target percentage from 50% to 62.5% in connection with this promotion.

(4)	Mr. Wesley began serving as our Executive Vice President, Chief Development Officer on June 3, 2013. The dollar amounts and percentages represent, or are based on, as applicable, a prorated portion of his target performance award value.

The performance metrics applicable to LTIP performance award grants made in fiscal 2012, fiscal 2013 and fiscal 2014 include specific EPS targets. The actual payments applicable to existing grants made in fiscal 2013 and fiscal 2014 cannot be determined because the awards are earned only if performance of each metric is achieved at the end of the LTIP performance period, which extends through the 2015 and 2016 fiscal years, respectively.

In February 2015, our Board and the Compensation Committee approved the grant of choice awards and restricted stock awards, which, together, we refer to as replacement awards, to certain employees, including our NEOs. Such replacement awards were granted in lieu of granting a three-year performance award for the LTIP performance period from 2015 to 2017, or a 2015-17 performance award, and are based on the employee’s expected target award level for a 2015-17 performance award, or award value. Such replacement awards were granted under our 2006 Stock Incentive Plan and consist of (i) a restricted stock award equal to the number of shares of Class A Common Stock with a grant date fair value equal to 50% of the applicable award value on the date of grant and (ii) a choice award in the form of a restricted stock award and/or a SSAR award. Each recipient of a choice award elected to receive (a) up to the same number of shares of Class A Common Stock underlying the restricted stock award, (b) a SSAR to purchase a number of shares of Class A Common Stock equal to 3.5 times the number of shares which the recipient would be entitled to receive as a restricted stock award, or (c) a combination of a restricted stock award and a SSAR (in 25% increments).

The Compensation Committee believes that the replacement grants are consistent with the goals of the three-year performance awards under the LTIP in that the replacement grants align our strategy and executive compensation by supporting our company’s investments in structural enhancements intended to upgrade our company’s guest experience, improve throughput and accuracy, and to allow us to increase market share in the large order delivery business. Further, given the early stage of such initiatives and the corresponding difficulty in establishing meaningful metrics, the Compensation Committee, after consultation with its compensation consultant, believes that these time-based equity awards are an appropriate measurement of achievement. Finally, the Compensation Committee believes that the replacement grants serve as an important component in our senior management retention goals.

Other Eligible Employees.    The LTIP program, subject to certain adjustments based on the organization level or role of the participants, is generally available to all our full-time management employees. For fiscal 2014, approximately 970 employees received LTIP grants, including, in addition to our NEOs, 17 other executive officers and approximately 948 other management employees.

Benefits

We make the following benefit packages generally available to our full-time employees, including our NEOs, upon satisfaction of eligibility requirements:

•	matching contributions to our 401(k) plan (up to defined limits);

•	payment of life insurance and accidental death and dismemberment premiums;

•	relocation reimbursements;

•	participation in our employee stock purchase plan and other benefit plans; and

•	payment of customary employer portion of premiums under medical benefit plans.

Perquisites

We also offer limited perquisites to our executive officers, which are not generally available to all employees, as follows:

Chairman and Chief Executive Officer. Our Board has approved the following benefits for Mr. Shaich that he is eligible to receive for as long as he serves as our Chairman and Chief Executive Officer:

•	a monthly car allowance of $1,500;

•

travel by chartered jet for company business purposes, under hourly lease arrangements with various vendors, or via first class commercial air, provided that Mr. Shaich utilizes chartered jet for company business purposes only when reasonably necessary due to specific travel demands such as described below; and

•	reimbursement for outside legal expenses related to individual securities law compliance matters, such as beneficial ownership reporting and Rule 10b5-1 trading plans, up to $20,000 annually.

Executive Vice Chairman.    Our Board has approved the following benefits for Mr. Moreton that he is eligible to receive for as long as he serves as our Executive Vice Chairman:

•	a monthly car allowance of $1,500;

•	first class commercial air for business travel; and

•	reimbursement for outside legal expenses related to individual securities law compliance matters, such as beneficial ownership reporting and Rule 10b5-1 trading plans, up to $20,000 annually.

In making its determination to approve these services, our Board considered the range of these perquisites at other companies along with the travel requirement which may be placed on Messrs. Shaich and Moreton in visiting company-owned and franchise-operated bakery-cafes and attending meetings with our employees, franchisees, vendors and stockholders. Mr. Shaich is also approved to have his family accompany him in the chartered jet on business trips provided the aggregate incremental cost to us is de minimis.

Other NEOs

Our Board has approved the following benefits for our other NEOs:

•

Air travel utilizing services under contract — to offset the costs for business travel, our employees may accompany Mr. Shaich on company-related business trips under arrangements we may make to provide such chartered jet service. In addition, when such use does not conflict with use approved by our Board for Mr. Shaich, any of our executive officers may use services provided under these arrangements, provided he or she assumes responsibility for the total costs of such use.

•

As approved by our Compensation Committee, we may make available to our executive officers outside legal counsel selected by us for the purposes of obtaining advice related to individual securities law compliance matters, such as beneficial ownership reporting and Rule 10b5-1 trading plans, up to $3,000 annually per executive officer.

Except as described above, none of our NEOs is offered any other form of compensation qualifying as perquisites.

Employment Agreements

Except as described below with respect to Mr. Shaich’s severance agreement, we do not have employment agreements with any of our other NEOs, and we do not provide them any benefits payable by reason of retirement (other than under our 401(k) plan, as described in the Summary Compensation Table). Each of our other NEOs is subject to a non-competition agreement. As for all our employees at the director level and above, as well as certain individuals in positions below the director level, these non-competition agreements provide for payments of separation pay in the form and amount of continued base pay for up to specified terms, reduced by compensation received from other sources, along with continued health, dental and in some instances 401(k) benefits for the same term, in the event of our termination of employment without cause. The length of the maximum term during which separation pay may continue correlates to the applicable organization level, which in the case of our NEOs, and all other executive officers, is one year.

In connection with Mr. Shaich’s resignation as our Chief Executive Officer in May 2010, we entered into a severance agreement with Mr. Shaich, pursuant to which we agreed to provide the following benefits to Mr. Shaich if he was terminated for any reason by us or resigned for a qualifying reason (as set forth in the agreement) or in the event of Mr. Shaich’s death while he was employed by us: severance in the gross amount of

$2,000,000 in the event that such termination, resignation or death occurs prior to September 1, 2014. Pursuant to the terms of Mr. Shaich’s severance agreement, he would not receive any severance in the event that such termination, resignation or death occurs on or after September 1, 2014. As no such termination, resignation or death occurred prior to September 1, 2014, Mr. Shaich is not entitled to any severance under this agreement.

Accounting and Tax Considerations

The corporate financial reporting and income tax consequences of individual compensation elements are important considerations for the Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Overall, the Compensation Committee seeks to balance its objective of providing an effective compensation package to our NEOs with the desire to maximize the immediate deductibility of compensation, while ensuring an appropriate (and transparent) impact on reported earnings and other closely followed financial measures.

Section 162(m) of the Internal Revenue Code, as amended, generally disallows a tax deduction to public companies for annual compensation in excess of $1,000,000 that is paid to the company’s chief executive officer and to each other officer (other than its chief executive officer and chief financial officer) whose compensation is required to be reported to stockholders pursuant to the Exchange Act by reason of being among the company’s three most highly paid executive officers. Certain compensation, including qualified “performance-based” compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and may, in its judgment after considering the tax consequences and financial effects such action may have on us, design and authorize compensation elements that may not be deductible under Section 162(m) when it believes that such compensation is appropriate and in our best interests.

Compensation Committee Report

The Compensation and Management Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation and Management Development Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation and Management Development Committee of the Board of Directors of Panera Bread Company.

Fred K. Foulkes, D.B.A. (Chair)
Thomas E. Lynch Larry J. Franklin

Summary Compensation

The following table sets forth information regarding the compensation earned by or paid to our NEOs during the fiscal years indicated.

Summary Compensation Table

Name and Principal Position (1)	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards (2) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (3) ($)	Total ($)

Ronald M. Shaich	2014	823,077	618,000		1,235,852	—	709,155	25,985	3,412,069
Chairman and Chief Executive	2013	793,475	—		599,946	606,066	672,000	25,792	2,697,280
Officer (Principal Executive Officer)	2012	626,308	945,540		945,360	—	1,854,000	35,639	4,406,847

William W. Moreton	2014	640,962	709,155	(4)	—	—	—	19,327	1,369,444
Executive Vice Chairman and	2013	793,475	—		1,199,892	—	791,040	19,277	2,803,684
Former Chief Financial Officer (Interim) (Former Principal Financial Officer)	2012	629,855	945,540		945,360	—	1,147,526	19,191	3,687,472

Roger C. Matthews, Jr.	2014	434,285	—		—	—	—	46,712	480,997
Former Executive Vice President, Chief Financial Officer (Former Principal Financial Officer)	2013	454,615	151,607		918,619	95,864	126,224	36,289	1,783,218

Charles J. Chapman III	2014	540,144	202,781		337,804	—	196,988	5,217	1,282,934
Executive Vice President, Chief	2013	525,000	170,625		328,080	—	—	4,881	1,028,566
Operating Officer	2012	419,923	315,180		387,313	—	—	109,907	1,232,323

Blaine E. Hurst	2014	540,144	202,781		337,804	—	195,881	5,595	1,282,205
Executive Vice President, Chief Transformation and Growth Officer	2013	480,489	146,674		328,059	—	238,679	5,502	1,199,403
Mark R. Wesley Executive Vice President, Chief Development Officer	2014	474,038	178,125		296,687	—	110,555	4,402	1,063,808

(1)	Messrs. Chapman and Wesley were not NEOs in fiscal 2013. None of Messrs. Matthews, Hurst and Wesley were NEOs in fiscal 2012.

(2)	These amounts represent the aggregate grant date fair value of awards for fiscal 2014, fiscal 2013 and fiscal 2012, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 16 to the consolidated financial statements in our Annual Report on Form 10-K for fiscal 2014 regarding assumptions underlying the valuation of equity awards. To see the value actually received by the NEOs in fiscal 2014, see the Option Exercises and Stock Vested in Fiscal 2014 table on page 41.

(3)	The amounts reported in the All Other Compensation column reflect, for each NEO, the sum of (1) the dollar value of life insurance premiums we paid; (2) the dollar value of accident, disability and death insurance we paid; (3) the amount we contributed to the 401(k) plan; and (4) the incremental cost to us of all perquisites and other personal benefits. Specifically, the All Other Compensation column above includes:

Name	Fiscal Year	Term Life Insurance Premiums Paid ($)	Accident, Disability and Death Insurance Premiums Paid ($)	Dollar Value Contributed to the Executive’s Account under 401(k) Plan ($)	Incremental Cost of All Perquisites and Other Personal Benefits ($)
Ronald M. Shaich	2014	3,727	144	3,900	18,214(a)
	2013	3,609	144	3,825	18,214(a)
	2012	3,171	144	3,750	28,574(b)

William W. Moreton	2014	1,243	84	—	18,000(a)
	2013	1,193	84	—	18,000(a)
	2012	1,107	84	—	18,000(a)

Roger C. Matthews, Jr.	2014	348	84	2,139	44,141(c)
	2013	459	84	—	35,746(c)

Charles J. Chapman III	2014	1,233	84	3,900	—
	2013	972	84	3,825	4,881
	2012	881	84	—	108,942(d)

Blaine E. Hurst	2014	1,611	84	3,900	—
	2013	1,593	84	3,825	—

Mark R. Wesley	2014	2,126	84	2,192	—

(a)	Consists of car expenses.

(b)	Consists of $18,214 of car expenses and $10,360 of legal expenses paid directly by us.

(c)	Consists of travel, lodging and related expenses associated with Mr. Matthews’ travel from his home to our office in Needham, Massachusetts.

(d)	Consists of relocation allowance of $73,831 and tax gross-up of $35,111 relating thereto.

(4)	This amount represents the cash payout paid to Mr. Moreton in March 2015, as described under “— Cash Payout for our Executive Vice Chairman and former Chief Financial Officer (Interim)” on page 29 above.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to a NEO during fiscal 2014 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

Fiscal 2014 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	Grant Date Fair Value of Stock and Stock Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)

Ronald M. Shaich (3)	1/1/14	618,000	1,236,000	2,472,000	—	—
	8/6/14	—	—	—	4,178	617,926
	8/6/14	—	—	—	4,178	617,926
William W. Moreton	—	—	—	—	—	—
Roger C. Matthews, Jr. (4)	1/1/14	193,125	386,250	772,500	—	—
Charles J. Chapman III	1/1/14	168,985	337,969	675,938	—	—
	8/6/14	—	—	—	1,142	168,902
	8/6/14	—	—	—	1,142	168,902
Blaine E. Hurst	1/1/14	168,985	337,969	675,938	—	—
	8/6/14	—	—	—	1,142	168,902
	8/6/14	—	—	—	1,142	168,902
Mark R. Wesley	1/1/14	148,438	296,875	593,750	—	—
	8/6/14	—	—	—	1,003	148,344
	8/6/14	—	—	—	1,003	148,344

(1)	Represents grant awarded in fiscal 2014 related to the performance award component of our LTIP. This performance award is earned based on the level of our cumulative achievement of predetermined short-, medium- and long-term performance metrics in each of fiscal 2014, fiscal 2015 and fiscal 2016.

(2)	Represents grant awarded in fiscal 2014 related to the restricted stock award component or choice award component of our LTIP. Restricted stock awards are comprised of shares of Class A Common Stock that are subject to forfeiture. The choice awards are in the form of a restricted stock award or SSARs. The shares of restricted stock and SSARs each vest over a five-year period, with 25% vesting on the second anniversary of the date of grant and an additional 25% vesting each year thereafter for the subsequent three years, subject to continued employment with us.

(3)	In March 2012, our Board determined that on a going forward basis, our Chief Executive Officer would be eligible for annual grants under our LTIP in an amount equal to 300% of his annual base salary, which includes eligibility for a performance award equal to 150% of his annual base salary, a choice award equal to 75% of his annual base salary, and a restricted stock award equal to 75% of his annual base salary.

(4)	Mr. Matthews resigned and ceased serving as our Executive Vice President, Chief Financial Officer on August 6, 2014. As a result of his resignation, Mr. Matthews did not receive any payments in connection with the grant awarded in fiscal 2014 related to the performance award component of our LTIP.

Information Relating to Equity Awards and Holdings

The following table sets forth information concerning restricted stock that has not vested, stock options that have not been exercised and equity incentive plan awards for each of our NEOs outstanding as of December 30, 2014.

Outstanding Equity Awards at December 30, 2014

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercisable Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Ronald Shaich	—	10,830	166.19	07/30/2019(1)	—	—
	—	—	—	—	1,529(3)	267,376
	—	—	—	—	1,529(3)	267,376
	—	—	—	—	1,322(5)	231,178
	—	—	—	—	1,322(5)	231,178
	—	—	—	—	2,085(8)	364,604
	—	—	—	—	2,085(8)	364,604
	—	—	—	—	3,610(10)	631,281
	—	—	—	—	4,178(11)	730,607
	—	—	—	—	4,178(11)	730,607
William W. Moreton	—	—	—	—	92(2)	16,088
	—	—	—	—	92(2)	16,088
	—	—	—	—	1,019(3)	178,193
	—	—	—	—	1,019(3)	178,193
	—	—	—	—	1,556(5)	272,098
	—	—	—	—	1,556(5)	272,098
	—	—	—	—	2,085(8)	364,604
	—	—	—	—	2,085(8)	364,604
	—	—	—	—	3,610(10)	631,281
	—	—	—	—	3,610(10)	631,281
Roger C. Matthews, Jr.	—	—	—	—	—	—
Charles J. Chapman III	—	—	—	—	355(6)	62,079
	—	—	—	—	355(6)	62,079
	—	—	—	—	646(7)	112,966
	—	—	—	—	646(7)	112,966
	—	—	—	—	245(8)	42,843
	—	—	—	—	987(10)	172,597
	—	—	—	—	987(10)	172,597
	—	—	—	—	1,142(11)	199,702
	—	—	—	—	1,142(11)	199,702
Blaine E. Hurst	—	—	—	—	311(4)	54,335
	—	—	—	—	378(5)	66,101
	—	—	—	—	378(5)	66,101
	—	—	—	—	453(7)	79,216
	—	—	—	—	453(7)	79,216
	—	—	—	—	987(10)	172,597
	—	—	—	—	987(10)	172,597
	—	—	—	—	1,142(11)	199,702
	—	—	—	—	1,142(11)	199,702
Mark R. Wesley	—	—	—	—	183(9)	32,001
	—	—	—	—	183(9)	32,001
	—	—	—	—	846(10)	147,940
	—	—	—	—	846(10)	147,940
	—	—	—	—	1,003(11)	175,395
	—	—	—	—	1,003(11)	175,395

(1)	Represents SSARs awarded on July 30, 2013, which vest over five years in four equal installments beginning on the second anniversary of the grant date, subject to continued employment with us. The first installment vests on July 30, 2015, with each remaining installment vesting every year thereafter until fully vested.

(2)	Represents grants awarded on May 12, 2010 related to the restricted stock award component or choice award component of our LTIP; the first 25% installment of these awards vested on May 12, 2012 and additional 25% installments vest each year thereafter, subject to continued employment with us.

(3)	Represents grants awarded on August 11, 2010 related to the restricted stock award component or choice award component of our LTIP; the first 25% installment of these awards vested on August 11, 2012 and additional 25% installments vest each year thereafter, subject to continued employment with us.

(4)	Represents grants awarded on March 4, 2011 related to the restricted stock award component or choice award component of our LTIP; the first 25% installment of these awards vested on March 4, 2013 and additional 25% installments vest each year thereafter, subject to continued employment with us.

(5)	Represents grants awarded on August 10, 2011 related to the restricted stock award component or choice award component of our LTIP; the first 25% installment of these awards vested on August 10, 2013 and additional 25% installments vest each year thereafter, subject to continued employment with us.

(6)	Represents grants awarded on November 11, 2011 related to the restricted stock award component or choice award component of our LTIP; the first 25% installment of these awards vested on November 11, 2013 and additional 25% installments vest each year thereafter, subject to continued employment with us.

(7)	Represents grants awarded on August 23, 2012 related to the restricted stock award component or choice award component of our LTIP; the first 25% installment of these awards vested on August 23, 2014 and additional 25% installments vest each year thereafter, subject to continued employment with us.

(8)	Represents grants awarded on September 21, 2012 related to the restricted stock award component or choice award component of our LTIP; the first 25% installment of these awards vests on September 21, 2014 and additional 25% installments vest each year thereafter, subject to continued employment with us.

(9)	Represents grants awarded on June 3, 2013 related to the restricted stock award component or choice award component of our LTIP; the first 25% installment of these awards vests on June 3, 2015 and additional 25% installments vest each year thereafter, subject to continued employment with us.

(10)	Represents grants awarded on July 30, 2013 related to the restricted stock award component or choice award component of our LTIP; the first 25% installment of these awards vests on July 30, 2015 and additional 25% installments vest each year thereafter, subject to continued employment with us.

(11)	Represents grants awarded on August 6, 2014 related to the restricted stock award component or choice award component of our LTIP; the first 25% installment of these awards vests on August 6, 2016 and additional 25% installments vest each year thereafter, subject to continued employment with us.

The following table sets forth information concerning the exercise of stock options and vesting of restricted stock during fiscal 2014 for each of our NEOs.

Option Exercises and Stock Vested in Fiscal 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting
Ronald M. Shaich	11,636	$1,132,590	9,964	$1,492,470
William W. Moreton	—	—	6,274	$944,045
Roger C. Matthews, Jr.	—	—	936	$174,246
Charles J. Chapman III	—	—	2,131	$349,935
Blaine E. Hurst	—	—	834	$129,117
Mark R. Wesley	—	—	—	—

(1)	Number of shares acquired on vesting of stock awards is the gross number of shares vested, including shares that were surrendered to us for the payment of withholding taxes pursuant to the terms of our 2006 Stock Incentive Plan.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans (including individual compensation arrangements), which authorize the issuance of equity securities as of December 30, 2014:

	Number of Securities to be Issued Upon Exercise of Outstanding Options(1)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)(2)
Plan Category:
Equity Compensation Plans Approved by Security Holders (3)	45,108	136.28	1,010,093	(4)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	45,108	136.28	1,010,093	(4)

(1)	Number of shares is subject to adjustment for changes in capitalization such as stock splits, stock dividends and similar events.

(2)	In addition to being available for future issuance upon exercise of SSARs that may be granted after December 30, 2014, all of the shares available for grant under the 2006 Stock Incentive Plan may instead be issued in the form of stock options, restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards.

(3)	Consists of the 2006 Stock Incentive Plan and the Employee Stock Purchase Plan.

(4)	Consists of 861,146 shares issuable under the 2006 Stock Incentive Plan and 148,947 shares issuable under the Employee Stock Purchase Plan.

Potential Payments Upon Termination or Change-in-Control

The table below shows the estimated incremental value transfer to each of our NEOs, except for Mr. Matthews, under various scenarios relating to a termination of employment. The tables below assume that such termination occurred on December 30, 2014, the last day of fiscal 2014. The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any retirement, welfare and other benefits that are generally available to our full-time employees.

	Retirement or Resignation ($)	Termination for Cause ($)	Termination without Cause ($)	Resignation for Good Reason ($)	Termination Following Change-in- Control ($)	Death or Disability ($)
Ronald M. Shaich
Salary Continuation Payments	—	—	—	—	—	—
Value of Accelerated Vesting of Equity Compensation	—	—	—	—	(2)	(3)
Continuation of Benefits(1)(4)	—	—	2,938	—	2,938	—
Life Insurance Payout	—	—	—	—	—	750,000
Total	—	—	2,938	—	2,938	750,000
William W. Moreton
Salary Continuation Payments	—	—	700,000		700,000	—
Value of Accelerated Vesting of Equity Compensation	—	—	—	—	(2)	(3)
Continuation of Benefits(1)(4)	—	—	2,938	—	2,938	—
Life Insurance Payout	—	—	—	—	—	450,000
Total	—	—	702,938	—	702,938	450,000

	Retirement or Resignation ($)	Termination for Cause ($)	Termination without Cause ($)	Resignation for Good Reason ($)	Termination Following Change-in- Control ($)	Death or Disability ($)
Charles J. Chapman III
Salary Continuation Payments(1)	—	—	540,750	—	540,750	—
Value of Accelerated Vesting of Equity Compensation	—	—	—	—	(2)	(3)
Continuation of Benefits(1)(4)	—	—	1,740	—	1,740	—
Life Insurance Payout	—	—	—	—	—	450,000
Total	—	—	542,490	—	542,490	450,000
Blaine E. Hurst
Salary Continuation Payments(1)	—	—	540,750	—	540,750	—
Value of Accelerated Vesting of Equity Compensation	—	—	—	—	(2)	(3)
Continuation of Benefits(1)(4)	—	—	3,245	—	3,245	—
Life Insurance Payout	—	—	—	—	—	450,000
Total	—	—	543,995	—	543,995	450,000
Mark R. Wesley
Salary Continuation Payments(1)	—	—	475,000	—	475,000	—
Value of Accelerated Vesting of Equity Compensation	—	—	—	—	(2)	(3)
Continuation of Benefits(1)(4)	—	—	1,885	—	1,885	—
Life Insurance Payout	—	—	—	—	—	450,000
Total	—	—	476,885	—	476,885	450,000

(1)	These amounts are reduced by compensation received in connection with future employment during such year, and are contingent upon his or her compliance with the requirements of the Confidential and Proprietary Information and Non-Competition Agreement to which such NEO is a party.

(2)	The vesting of equity compensation may be accelerated by our Board in its discretion in specified circumstances in connection with a change-in-control. Please see the discussion under “Termination and Change-in-Control Provisions in Our Agreements” below for more information.

(3)	In the event of the recipient’s death or disability between two vesting accrual periods, a pro rata portion of the unvested options or restricted stock which would have vested had the NEO not died or become disabled prior to the vesting accrual period next following the death or disability will be vested.

(4)	Represents the estimated value of the NEO’s continued benefits for one year.

Mr. Matthews resigned as our Executive Vice President, Chief Financial Officer on August 6, 2014, and he was not entitled to, nor did he receive, any payments or benefits upon his resignation.

Termination and Change in Control Provisions in Our Agreements

Each of our Chief Executive Officer, Executive Vice Chairman, Executive Vice Presidents and Senior Vice Presidents are party to Confidential and Proprietary Information and Non-Competition Agreements, which provide that, in the event the executive officer is terminated without cause, he or she will receive his or her then current annual base salary (including car allowance, if applicable) and insurance benefits, and in some instances may be permitted to make contributions to our 401(k) savings plan, for a period of one year. All such payments are reduced by any compensation the terminated executive receives in connection with future employment during such year, and are contingent upon his or her compliance with confidentiality and non-compete provisions of the agreement.

As described above, we are a party to an agreement with Mr. Shaich, pursuant to which we agreed to provide the following benefits to him if he was terminated for any reason by us or resigned for a qualifying reason (as set forth in the agreement) or in the event of Mr. Shaich’s death while he was employed by us: severance in the gross amount of $2,000,000 in the event that such termination, resignation or death occurs prior to September 1, 2014. Pursuant to the terms of Mr. Shaich’s agreement, he would not receive any severance in the event that such termination, resignation or death occurs on or after September 1, 2014. As no such termination, resignation or death occurred prior to September 1, 2014, Mr. Shaich is not entitled to any severance under this agreement.

Our 2006 Stock Incentive Plan contains provisions addressing the consequences of any Reorganization Event, which is defined as (1) any merger or consolidation of us with or into another entity as a result of which all of our Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, or (2) any exchange of all of our Common Stock for cash, securities or other property pursuant to a share exchange transaction, or (3) our liquidation or dissolution. In connection with a Reorganization Event, our Board or our Compensation Committee will take any one or more of the following actions as to all or any outstanding awards under the 2006 Stock Incentive Plan on such terms as our Board or our Compensation Committee determines: (a) provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (b) upon written notice, provide that all unexercised options or other unexercised awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (c) provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event, (d) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, which the Plan refers to as the “Acquisition Price,” make or provide for a cash payment to an award holder equal to (1) the Acquisition Price times the number of shares of Common Stock subject to the holder’s awards (to the extent the exercise price does not exceed the Acquisition Price) minus (2) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards, (e) provide that, in connection with our liquidation or dissolution, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (f) any combination of the foregoing. Our Compensation Committee has not made any of the foregoing determinations.

Our 2005 Long-Term Incentive Program contains the following change in control provisions: In the event of (a) the purchase or other acquisition by any person, entity or group of persons of beneficial ownership of 50% or more of the combined voting power of our then outstanding Common Stock; (b) individuals who constitute the Board as of the effective date of the LTIP, which our LTIP refers to as the “Incumbent Board,” cease to constitute at least a majority of the Board; (c) consummation of a reorganization, merger or consolidation, except in the case where immediately after the reorganization, merger or consolidation, (1) our existing stockholders continue to own more than 50% of the combined voting power of the new entity, and (2) a majority of the Board following the reorganization, merger or consolidation were members of the Incumbent Board; (d) stockholder approval of our liquidation or dissolution, or the consummation of a sale of substantially all of our assets; or (e) any other event that a majority of the Incumbent Board shall determine may constitute a change in control, our Compensation Committee may take the following action(s): (A) provide for the acceleration of vesting or payment for any time period relating to the realization of the award; (B) provide for the purchase of the award upon participant’s request for an amount of cash or other property; (C) adjust the terms of any award to reflect the change in control; (D) cause the award to be assumed, or new rights substituted; or (E) make such other provisions as it may consider equitable. Our Compensation Committee has not taken any of the foregoing actions.

Compensation of Directors

The independent members of our Board, after considering the recommendation of our Nominations and Corporate Governance Committee, establish the annual compensation package for our non-employee directors. In order to set competitive compensation for our non-employee directors, our Nominations and Corporate Governance Committee may consider generally available source material from business periodicals, proxy statements, and other resources as well as engage third party advisors. The compensation package of our non-employee directors consists of cash payments and stock and option awards.

Under our director compensation plan, we granted stock and option awards to our non-employee directors on the first business day of fiscal 2015 for their fiscal 2014 services. Mr. Moreton and Mr. Shaich receive no compensation for serving as directors. The following table sets forth information regarding the compensation we paid to our non-employee directors for fiscal 2014 board service.

Non-Employee Director Compensation For Fiscal 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($) (2)
Domenic Colasacco	90,000	31,988	26,264	148,252
Fred K. Foulkes	64,602	31,988	26,264	122,854
Larry J. Franklin	55,000	31,988	26,264	113,252
Thomas E. Lynch	60,000	31,988	26,264	118,252
Diane Hessan	50,398	31,988	26,264	108,650

(1)	For option awards, fair value is determined using the Black-Scholes option pricing model, while restricted stock is valued using the closing stock price on the date of grant. See Note 16 to the consolidated financial statements in our Annual Report on Form 10-K for fiscal 2014 regarding assumptions underlying valuation of equity awards. Represents stock grants awarded in fiscal 2015 for fiscal 2014 services.

(2)	The aggregate number of fully vested stock awards and the aggregate number of options awards outstanding for each non-employee director at the end of fiscal 2014 are as follows:

Name	Aggregate Stock Awards	Aggregate Option Awards
Domenic Colasacco	183	549
Fred K. Foulkes	183	549
Larry J. Franklin	183	549
Thomas E. Lynch	183	549
Diane Hessan	183	549

The following is a description of the compensation arrangements for our non-employee directors.

Cash Compensation.    Our directors who are not employees are entitled to receive cash fees in consideration of their Board service. These cash fees are payable in four equal quarterly installments at the beginning of each fiscal quarter. The cash fees for our non-employee directors are set forth in the following table.

Annual fee for service as a member of our Board	$50,000
Additional annual fee for service as Lead Independent Director	$25,000
Additional annual fee for service as Chair of the Audit Committee	$15,000
Additional annual fee for service as member of the Audit Committee	$5,000
Additional annual fee for service as Chair of the Compensation Committee	$10,000
Additional annual fee for service as Chair of Nominations and Corporate Governance Committee	$10,000

We also reimburse all non-employee directors for out-of-pocket expenses incurred attending Board, committee, or stockholder meetings.

Equity Compensation.    Our non-employee directors also receive equity compensation for serving as directors, which consists of annual grants made as of the first business day of the fiscal year for the prior fiscal year’s service. Our non-employee directors received the following annual equity grants on December 31, 2014 for their fiscal 2014 service:

•	183 shares of our Class A Common Stock (which is equal to $32,000 divided by $174.80, the fair market value of our Class A Common Stock on the date grant); and

•

a fully vested option to purchase 549 shares of our Class A Common Stock (which is equal to 3 times the number of shares of Class A Common Stock granted, as described in the bullet above), with an exercise price of $174.80, which was the fair market value of the stock on the date of grant. The options are exercisable for a period of six years, subject to earlier termination following termination of service as a director.

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information as of February 28, 2015, with respect to the beneficial ownership of our Common Stock by:

•	each director and director nominee,

•	our NEOs,

•	all of our directors, director nominees and executive officers as a group, and

•	each person we know to beneficially own more than 5% of any class of our Common Stock.

We have determined beneficial ownership in accordance with the rules promulgated by the SEC. Unless otherwise indicated in the footnotes to the table, each person or entity has sole voting and investment power with respect to the stock listed. Applicable percentage ownership is based on 25,465,459 shares of Class A Common Stock and 1,381,865 shares of Class B Common Stock issued and outstanding on February 28, 2015. In computing the number of shares of Common Stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed outstanding shares of Common Stock subject to options or warrants held by that person or entity that are currently exercisable within sixty days of February 28, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. Beneficial ownership as reported in the table excludes shares of Class A Common Stock that may be issued upon the exercise of SSARs, whether or not they are exercisable within 60 days of February 28, 2015. The number of shares that will be received upon exercise of such SSARs is not currently determinable and therefore is not included in the table below, because each SSAR gives the holder the right to receive the excess of the market price of one share of Class A Common Stock at the exercise date over the measurement price multiplied by the number of shares with respect to which the SSAR is being exercised, which is not determinable until the date of exercise. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Panera Bread Company, 3630 South Geyer Road, Suite 100, St. Louis, Missouri 63127.

	Class A Common Stock				Class B Common Stock			Combined Voting Percentage(1)
Name of Beneficial Owner	Number		Percent		Number (1)		Percent

Executive Officers and Directors
Ronald M. Shaich	1,274,958	(2)	5.01%		1,164,596	(2)	84.28%	12.17%
William W. Moreton	23,534		*		—		—	*
Roger C. Matthews, Jr.	142		*		—		—	*
Charles J. Chapman III	16,050		*		—		—	*
Blaine E. Hurst	12,380		*		—		—	*
Mark R. Wesley	5,956		*		—		—	*
Domenic Colasacco	210,567	(3)	*		194,184	(3)	14.05%	2.68%
Fred K. Foulkes	20,942	(4)	*		—		—	*
Larry J. Franklin	19,525	(5)	*		—		—	*
Thomas E. Lynch	9,186	(6)	*		—		—	*
Diane Hessan	1,560	(7)	*		—		—	*

All directors, director nominees and executive officers as a group (24 persons)	1,601,680	(8)	6.29	%(8)	1,311,690		94.92%	14.76%

	Class A Common Stock			Class B Common Stock		Combined Voting Percentage(1)
Name of Beneficial Owner	Number		Percent	Number (1)	Percent

5% Security Holders
FMR LLC 245 Summer Street Boston, MA 02210	3,741,209	(9)	14.69%	—	—	12.63%
Morgan Stanley 1585 Broadway New York, NY 10036	2,054,687	(10)	8.07%	—	—	6.94%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,551,123	(11)	6.09%	—	—	5.24%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	1,482,261	(12)	5.82%	—	—	5.01%

*	Less than one percent.

(1)	This column represents voting power rather than percentage of equity interest as each share of Class A Common Stock is entitled to one vote, while each share of Class B Common Stock is entitled to three votes. Combined, the Class A Common Stock (25,465,459 votes) and the Class B Common Stock (4,145,595 votes) entitle their holders to an aggregate of 29,611,054 votes as of February 28, 2015. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B Common Stock is convertible at any time by the holder into shares of Class A Common Stock on a one-for-one basis.

(2)	Consists of (a) 103,162 shares of Class A Common Stock held by Mr. Shaich, (b) 7,200 shares of Class A Common Stock held by the Shaich Family Foundation, of which Mr. Shaich is a trustee, (c) 1,096,054 shares of Class B Common Stock held by Mr. Shaich, (d) 21,452 shares of Class B Common Stock held by Ronald M. Shaich 2011 Qualified Annuity Trust, a grantor retained annuity trust of which Mr. Shaich is a trustee, and (e) 47,090 shares of Class B Common Stock held by SGC Trust LLC, which is owned by Shaich Grandchildren’s Trust, of which Mr. Shaich is investment trustee and exercises investment and voting control. The combined voting percentage for Mr. Shaich assumes that none of the shares of Class B Common Stock beneficially owned by Mr. Shaich are converted into shares of Class A Common Stock.

(3)	Consists of (a) 12,747 shares of Class A Common Stock held by Mr. Colasacco, (b) 3,636 shares of Class A Common Stock issuable to Mr. Colasacco upon the exercise of stock options within 60 days of February 28, 2015, (c) 147,094 shares of Class B Common Stock held by the Ronald M. Shaich Qualified Annuity Interest Trust, of which Mr. Colasacco is a trustee, and (d) 47,090 shares of Class B Common Stock held by SGC Trust LLC, of which Mr. Colasacco is a manager, which is owned by Shaich Grandchildren’s Trust, of which Mr. Colasacco is a trustee. The combined voting percentage for Mr. Colasacco assumes that none of the shares of Class B Common Stock beneficially owned by Mr. Colasacco are converted into shares of Class A Common Stock.

(4)	Consists of (a) 16,214 shares of Class A Common Stock held by Dr. Foulkes and (b) 4,728 shares of Class A Common Stock issuable to Dr. Foulkes upon the exercise of stock options within 60 days of February 28, 2015.

(5)	Consists of (a) 14,797 shares of Class A Common Stock held by Mr. Franklin and (b) 4,728 shares of Class A Common Stock issuable to Mr. Franklin upon the exercise of stock options within 60 days of February 28, 2015.

(6)	Consists of (a) 5,871 shares of Class A Common Stock held by Mr. Lynch and (b) 3,315 shares of Class A Common Stock issuable to Mr. Lynch upon the exercise of stock options within 60 days of February 28, 2015.

(7)	Consists of (a) 390 shares of Class A Common Stock held by Ms. Hessan and (b) 1,170 shares of Class A Common Stock issuable to Ms. Hessan upon the exercise of stock options within 60 days of February 28, 2015.

(8)	In addition to the shares beneficially owned by the directors and executive officers listed above, includes 54,112 shares of Class A Common Stock held by Messrs. Blair, Borland, Bufano, Crannick, DiPietro, Kish, Meister, Mellor, Passanisi, Timko, Wegiel and Wooldridge and Messes. Cook and Dunlap. The combined voting percentage assumes that none of the shares of Class B Common Stock beneficially owned by Messrs. Shaich and Colasacco are converted into shares of Class A Common Stock. For the purpose of calculating shares of Class B Common Stock beneficially owned by all directors, director nominees and executive officers as a group, the 47,090 shares of Class B Common Stock held by Shaich Grandchildren’s Trust LLC, which is reported as beneficially owned by each of Messrs. Shaich and Colasacco have been included in the calculation only once.

(9)	Consists of 3,741,209 shares of Class A Common Stock reported as beneficially owned by FMR LLC, or FMR, of which FMR reports sole voting power with respect to 60,091 shares and sole dispositive power with respect to 3,741,209 shares. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act, or the Fidelity Funds, advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. We obtained information regarding beneficial ownership of these shares solely from Amendment No. 6 to Schedule 13G that was filed with the SEC on February 13, 2015.

(10)	Consists of 2,054,687 shares of Class A Common Stock reported as beneficially owned by Morgan Stanley, of which Morgan Stanley reports sole voting power with respect to 1,987,421 shares and shared dispositive power with respect to 2,054,687 shares. The securities being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Securities Exchange Act of 1934, as amended. Morgan Stanley Investment Management Inc. is a wholly-owned subsidiary of Morgan Stanley and reports sole voting power with respect to 1,987,421 shares and shared dispositive power with respect to 2,054,687 shares. We obtained information regarding beneficial ownership of these shares solely from Amendment No. 1 to Schedule 13G that was filed with the SEC on February 12, 2015.

(11)	Consists of 1,551,123 shares of Class A Common Stock reported as beneficially owned by The Vanguard Group, or Vanguard, of which Vanguard reports sole voting power with respect to 17,090 shares, sole dispositive power with respect to 1,536,133 shares and shared dispositive power with respect to 14,990 shares. We obtained information regarding beneficial ownership of these shares solely from Amendment No. 1 to Schedule 13G that was filed with the SEC on February 11, 2015.

(12)	Consists of 1,482,261 shares of Class A Common Stock reported as beneficially owned by BlackRock, Inc., or BlackRock, of which BlackRock reports sole voting power with respect to 1,406,575 shares and sole dispositive power with respect to 1,482,261 shares. We obtained information regarding beneficial ownership of these shares solely from Amendment No. 2 to Schedule 13G that was filed with the SEC on February 9, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our Common Stock to file reports of ownership and changes of ownership with the SEC on Forms 3, 4 and 5. We believe that during fiscal 2014, our directors, executive officers and beneficial owners of more than 10% of our Common Stock timely complied with all applicable filing requirements, with the exception of a late Form 4 reporting shares of Class A Common Stock surrendered to satisfy tax withholding that was filed with the SEC on November 7, 2014 by Mr. Wegiel. In making these disclosures, we relied solely on a review of copies of such reports filed with the SEC and furnished to us and written representations that no other reports were required.

PROPOSAL 1

ELECTION OF DIRECTORS

Our certificate of incorporation provides for a classified Board. This means our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of the stockholders.

Our Board currently consists of seven members, divided into three classes as follows:

•	Class I is comprised of Fred K. Foulkes, D.B.A. and Ronald M. Shaich, each with a term ending at the 2017 Annual Meeting of Stockholders;

•	Class II is comprised of Domenic Colasacco and Thomas E. Lynch, each with a term ending at the 2015 Annual Meeting of Stockholders; and

•	Class III is comprised of Diane Hessan, Larry J. Franklin and William W. Moreton, each with a term ending at the 2016 Annual Meeting of Stockholders.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Messrs. Colasacco and Lynch are current directors whose terms expire at the 2015 Annual Meeting of Stockholders. Messrs. Colasacco and Lynch are each nominated for re-election as a Class II director, with a term ending at the 2018 Annual Meeting of Stockholders.

Unless contrary instructions are provided on the proxy card, the persons named as proxies will, upon receipt of a properly executed proxy, vote for the election of Domenic Colasacco and Thomas E. Lynch as directors for a term expiring at the 2018 Annual Meeting of Stockholders, each such nominee to hold office until his successor has been duly elected and qualified. Each of the nominees has consented to being named in this proxy statement and to serve on our Board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our Board. We do not contemplate that either of the nominees will be unable to serve if elected.

A plurality of the combined voting power of the shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each nominee as a director.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF DOMENIC COLASACCO AND THOMAS E. LYNCH.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of short-, intermediate- and long-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Executive and Director Compensation and Related Matters” section of this proxy statement beginning on page 22, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the Compensation Committee and our Board with respect to fiscal 2014. At our 2011 annual meeting of stockholders, a majority of our stockholders supported an annual vote on our executive compensation and, in response, our Compensation Committee determined to hold an annual vote on the matter.

As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. Our Board believes this link between compensation and the achievement of our short-, intermediate- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our Board is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the named executive officers of Panera Bread Company, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the proxy statement of Panera Bread Company, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or our Board (or any committee thereof), create or imply any change to our fiduciary duties or those of our Board (or any committee thereof), or create or imply any additional fiduciary duties for us or our Board (or any committee thereof). However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs.

OUR BOARD RECOMMENDS THAT YOU VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING “FOR” PROPOSAL 2.

PROPOSAL 3

APPROVAL OF PANERA BREAD COMPANY 2015 STOCK INCENTIVE PLAN

Overview

In the opinion of our Board, the future success of our company depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. On April 16, 2015, our Board adopted, subject to stockholder approval, the Panera Bread Company 2015 Stock Incentive Plan, which we refer to as the 2015 Stock Incentive Plan.

The 2015 Stock Incentive Plan would allow for the issuance of up to 1,750,000 shares of Class A Common Stock. We will no longer issue awards under the 2006 Stock Incentive Plan upon approval by stockholders of the 2015 Stock Incentive Plan (however, awards previously granted under the 2006 Stock Incentive Plan will remain outstanding). As of March 31, 2015, (1) options covering 18,669 shares of Class A Common Stock with a weighted average exercise price of $128.89 and a weighted average remaining term of 2.97 years and (2) stock settled appreciation rights, or SSARs, covering 46,980 shares of Class A Common Stock with a weighted average conversion price of $151.96 and a weighted average remaining term of 3.22 years were outstanding under the 2006 Stock Incentive Plan and our other equity compensation plans. As of March 31, 2015, 347,531 shares of Class A Common Stock subject to unvested restricted stock awards were outstanding. Finally, as of March 31, 2015, 815,282 shares of Class A Common Stock were available for future grant under the 2006 Stock Incentive Plan.

Highlights of the 2015 Stock Incentive Plan

No “Evergreen” Provision	Shares authorized for issuance under the 2015 Stock Incentive Plan cannot be automatically replenished.

No Liberal Share Counting	The 2015 Stock Incentive Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or stock appreciation rights or to satisfy tax withholding requirements.

No repricing of stock options or stock appreciation rights	The 2015 Stock Incentive Plan prohibits the direct or indirect repricing of stock options or stock appreciation rights without stockholder approval.

No discounted stock options or stock appreciation rights	All stock options and stock appreciation rights must have an exercise price or measurement price equal to or greater than the fair market value of the underlying Class A Common Stock on the date of grant.

Material amendments that require stockholder approval	Stockholder approval is required prior to an amendment of the 2015 Stock Incentive Plan that would (1) materially increase the number of shares available, (2) expand the types of available awards, (3) materially expand the class of participants eligible to participate or (4) change the minimum vesting rules applicable to awards made under the 2015 Stock Incentive Plan.

Administered by an independent committee	The 2015 Stock Incentive Plan is administered by the Compensation Committee, which is made up entirely of independent directors.

Vesting Practices	Subject to certain exceptions, awards under the 2015 Stock Incentive Plan, other than options granted in lieu of compensation otherwise earned by or payable to a participant, are subject to a minimum vesting period of 1 year.

Our Board believes that approving 1,750,000 shares for issuance under the 2015 Stock Incentive Plan is appropriate and in the best interests of stockholders given (1) the duration of the 2015 Stock Incentive Plan, (2) our historical rate of issuing equity awards, (3) our current expectations of the number of shares likely to be needed for future grants and (4) the importance of equity as a proportion of total compensation. Our management will carefully consider all proposed grants under the 2015 Stock Incentive Plan.

In developing our share request for the 2015 Stock Incentive Plan and analyzing the impact of utilizing equity on our shareholders, we consider our “burn rate” and “overhang.”

Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Set forth below is a table that reflects our burn rate for 2014, 2013 and 2012 as well as the average over those years.

Fiscal Year	Options and SSARs Granted	Adjusted Full-Value Shares Granted	Total Granted	Basic Weighted Average Number of Shares of Class A Common Stock Outstanding	Gross Burn Rate(1)
2014	6,281	352,452	358,733	26,880,591	1.33%
2013	20,727	317,985	338,712	28,628,944	1.18%
2012	6,861	274,230	281,091	29,217,419	0.96%
Three-Year Average					1.16%

(1)	“Gross Burn Rate” is defined as the number of equity awards granted in the year divided by the basic weighted average number of shares of Class A Common Stock outstanding.

Overhang is a measure of potential dilution and is defined as the sum of (1) the total number of shares underlying all equity awards outstanding and (2) the total number of shares available for future award grants, divided by: the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future award grants and (c) the basic weighted average common shares outstanding for the most recently completed fiscal year. Our overhang at December 30, 2014 was 4.37%. If the 1,750,000 shares proposed to be authorized for grant under the 2015 Stock Incentive Plan are included in the calculation, our overhang would have been 9.98% at December 30, 2014.

Summary of the 2015 Stock Incentive Plan

The following summary of the 2015 Stock Incentive Plan is qualified in its entirety by reference to the 2015 Stock Incentive Plan, a copy of which is attached as Appendix A to this proxy statement. References to our Board in this summary shall include the Compensation Committee or any similar committee appointed by our Board to administer the 2015 Stock Incentive Plan.

Types of Awards; Shares Available for Issuance.

The 2015 Stock Incentive Plan allows for the issuance of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, or Code, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards and performance awards; we refer to these securities as Awards. Subject to adjustment in the event of stock splits, stock dividends or similar events, Awards may be made under the 2015 Stock Incentive Plan for up to 1,750,000 shares of Class A Common Stock. In addition, if any Award granted under the 2015 Stock Incentive Plan expires or is terminated, surrendered, canceled, forfeited or otherwise results in any Class A Common Stock not being issued, the unused Class A common stock covered by such Award shall again be available for the grant of Awards under the 2015 Stock Incentive Plan (subject, in the case of incentive stock options, to any limitations under the Code). However, shares of Class A common stock delivered to us by a participant to purchase Class A Common Stock upon exercise of an Award or to satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares of Class A Common Stock available for the future grant of Awards under the 2015 Stock Incentive Plan. In addition, Class A Common Stock repurchased by us on the open market using proceeds from the exercise of an Award shall not increase the number of shares of Class A Common Stock available for future grant of Awards under the 2015 Stock Incentive Plan.

Certain sub-limitations apply to the shares available for issuance under the 2015 Stock Incentive Plan. The maximum number of shares of Class A Common Stock with respect to which Awards may be granted to any participant under the 2015 Stock Incentive Plan is 1,000,000 shares per calendar year. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of Panera at the time of grant shall be 10% of the maximum number of authorized shares under the 2015 Stock Incentive Plan.

All shares of Class A Common Stock covered by stock appreciation rights shall be counted against the number of shares available for grant under the 2015 Stock Incentive Plan, the maximum number of shares with respect to which Awards may be granted to our non-employee directors, and the exclusions from the 2015 Stock Incentive Plan’s minimum vesting rules, described below. However, stock appreciation rights that may be settled only in cash shall not be so counted, and if a stock appreciation right is granted in tandem with an option for the same number of shares of Class A Common Stock and the grant provides that only one such Award may be exercised (which we refer to as a “tandem SAR”), only the shares covered by the option shall be counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2015 Stock Incentive Plan. The shares covered by a tandem SAR will not again become available for grant under the 2015 Stock Incentive Plan upon the expiration or termination of the tandem SAR. In the case of the exercise of a stock appreciation right, the number of shares counted against the shares available under the 2015 Stock Incentive Plan, the sub-limitation on Awards to non-employee directors and the exclusions to the minimum vesting rules shall be the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle the stock appreciation right upon exercise.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board may grant Awards under the 2015 Stock Incentive Plan in substitution for any options or other stock or stock-based Awards granted by such entity or an affiliate thereof on such terms as our Board determines appropriate in the circumstances, notwithstanding any limitation on Awards contained in the 2015 Stock Incentive Plan. Any such substitute Awards shall not count against the overall share limits or sub-limitations described above, except as required by reason of Section 422 and related provisions of the Code.

Shares issued under the 2015 Stock Incentive Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

Descriptions of Awards.

Options.    Optionees receive the right to purchase a specified number of shares of Class A Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Only our employees or employees of our subsidiaries may receive “incentive stock options” as defined in Section 422 of the Code. An Option that is not intended to be an “incentive stock option” is a “nonstatutory stock option”. Options may not be granted at an exercise price that is less than 100% of the fair market value of the Class A Common Stock on the effective date of grant; provided, however, that if our Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of the Class A Common Stock on such future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2015 Stock Incentive Plan, stock options may not be granted for a term in excess of 10 years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The 2015 Stock Incentive Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (1) payment by cash or check, or, except as may otherwise be provided in the applicable option agreement or approved by our Board, in connection with a “cashless exercise” through a broker, (2) to the extent provided in the applicable option agreement or approved by our Board, and subject to certain conditions, by surrender to us of shares of Class A Common Stock owned by the participant valued at their fair market value, (3) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board, and subject to certain conditions, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of Class A Common Stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of Class A Common Stock on the date of exercise, (4) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our Board, by any other lawful means, or (5) any combination of the foregoing.

Stock Appreciation Rights.    A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive a number of shares of Class A Common Stock or cash (or a combination thereof) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Class A Common Stock over the measurement price. The 2015 Stock Incentive Plan provides that the measurement price of a SAR may not be less than 100% of the fair market value of Class A Common Stock on the effective date of grant (provided, however, that if our Board approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs granted under the 2015 Stock Incentive Plan may not have a term in excess of 10 years.

Limitation on Repricing of Options or SARs; Other Limitations.    With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the 2015 Stock Incentive Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the 2015 Stock Incentive Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2015 Stock Incentive Plan) and grant in substitution therefor new Awards under the 2015 Stock Incentive Plan (other than certain substitute Awards described above) covering the same or a different number of shares of Class A Common Stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of Class A Common Stock, or (4) take any other action under the 2015 Stock Incentive Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market. No option or SAR granted under the 2015 Stock Incentive Plan shall contain any provision entitling the grantee to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR, or provide for the payment or accrual of dividend equivalents.

Restricted Stock Awards.    We may issue Awards entitling recipients to acquire shares of Class A Common Stock subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by our Board in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. We refer to these Awards as Restricted Stock. Unless otherwise provided in the applicable Award agreement, any dividend declared and paid by us with respect to a share of Restricted Stock shall be paid to the participant (without interest) only if and when such shares of Restricted Stock become free from any applicable restrictions on transferability and forfeitability.

Restricted Stock Units.    We may also grant Awards entitling the recipient to receive shares of Class A Common Stock (or cash equal to the fair market value of such shares) to be delivered the time such Award vests. We refer to these Awards as Restricted Stock Units. Our Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any Restricted Stock Units. A grant of Restricted Stock Units may provide the participant with a right to receive dividend equivalents, which may be paid currently or credited to an account for the participant, may be settled in cash or for shares of Class A Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the underlying Restricted Stock Units.

Other Stock-Based Awards.    Under the 2015 Stock Incentive Plan, our Board may grant other Awards of shares of our Class A Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon Class A Common Stock or other property, having such terms and conditions as our Board may determine. We refer to these types of Awards as Other Stock-Based Awards. Other Stock-Based Awards may be available as a form of payment in the settlement of other Awards granted under the 2015 Stock Incentive Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Class A Common Stock or cash, as our Board determines. Dividend equivalents with respect to Other Stock-Based Awards may be paid currently or credited to an account for the participant, may be settled in cash or for shares of Class A Common Stock and will be subject to the same restrictions on transfer and forfeitability as the underlying Other Stock-Based Award.

Performance Awards.    Restricted Stock, Restricted Stock Units and Other Stock-Based Awards granted under the 2015 Stock Incentive Plan may be made subject to achievement of performance goals. We refer to these types of Awards as Performance Awards. With respect to Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee, comprised solely of two or more directors eligible to serve on a committee making qualified “performance-based compensation” awards under Section 162(m) of the Code, shall specify, at the time of grant, that such Performance Award will be granted, vest and/or pay out solely upon the achievement of specified objective performance criteria that are based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles, or GAAP, or on a non-GAAP basis, as determined by the Compensation Committee: net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, bakery-cafe development, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total stockholder return. The preceding performance criteria may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Compensation Committee may specify that such performance measures shall be adjusted to exclude any one or more of (1) extraordinary items, (2) gains or losses on the dispositions of discontinued operations, (3) the cumulative effects of changes in accounting principles, (4) the writedown of any asset, (5) fluctuation in foreign currency exchange rates, and (6) charges for restructuring and rationalization programs. Such performance measures (x) may vary by participant and may be different for different Awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Compensation Committee; and (z) shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). The Compensation Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Awards and may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a change in control of us. Performance Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) may be based on these or other performance measures as determined by our Board.

Transferability of Awards.

Except as our Board may otherwise determine or provide in an Award in connection with certain gratuitous transfers, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards.

Employees, officers, directors, consultants and advisors of Panera and of our present or future parent or subsidiary corporations and any other business venture in which Panera has a controlling interest (as determined by our Board) are eligible to be granted Awards under the 2015 Stock Incentive Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code. As of March 31, 2015, approximately 765 persons were eligible to receive Awards under the 2015 Stock Incentive Plan, including our executive officers and non-employee directors. The granting of Awards under the 2015 Stock Incentive Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except that Awards are subject to the limitations described above. On April 10, 2015, the last reported sale price of Class A Common Stock on the Nasdaq Global Select Market was $166.30.

Administration.

Our Board administers the 2015 Stock Incentive Plan and is authorized to grant Awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2015 Stock Incentive Plan and to construe and interpret the provisions of the 2015 Stock Incentive Plan and any Award agreements entered into under the 2015 Stock Incentive Plan. Our Board may correct any defect, supply any omission or reconcile any inconsistency in the 2015 Stock Incentive Plan or any Award. All actions and decisions by the Board with respect to the 2015 Stock Incentive Plan and any Awards shall be made in our Board’s discretion and shall be final and binding on all persons having or claiming any interest in the 2015 Stock Incentive Plan or any Award.

Pursuant to the terms of the 2015 Stock Incentive Plan, our Board may delegate authority under the 2015 Stock Incentive Plan to one or more committees or subcommittees of our Board. Our Board has authorized the Compensation Committee to administer certain aspects of the 2015 Stock Incentive Plan, including the granting of awards to directors and executive officers. The Compensation Committee, with the input of management, selects the recipients of Awards and determines, in addition to other items, and subject to the terms of the 2015 Stock Incentive Plan:

•

the number of shares of Class A Common Stock, cash or other consideration covered by Awards and the terms and conditions of such Awards, including the dates upon which such Awards become exercisable or otherwise vest;

•	the exercise or measurement price of Awards, if any;

•	the effect on Awards of a change in control of Panera; and

•	the duration of Awards.

To the extent permitted by applicable law, our Board may delegate to one or more of our officers the power to grant stock options and certain Awards to our employees or non-executive officers and to exercise such other powers under the 2015 Stock Incentive Plan as our Board may determine, provided that our Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant. No officer shall be authorized to grant Awards to any of our executive officers.

Awards to non-employee directors will only be granted and administered by a committee, all the members of which are independent as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

The 2015 Stock Incentive Plan provides that no Award may vest earlier than the first anniversary of its date of grant. However, the foregoing minimum-vesting rule does not apply to (1) options granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant, (2) Awards granted to our non-employee directors, and (3) in addition to any Awards granted to non-employee directors, an aggregate of up to 5% of the maximum number of authorized shares available for issuance under the 2015 Stock Incentive Plan. Notwithstanding the 2015 Stock Incentive Plan’s minimum-vesting rule described above, our Board may at any time provide that any Award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, upon the death or disability of the participant or upon a change in control of Panera.

Except as otherwise provided under the 2015 Stock Incentive Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and our Board need not treat participants uniformly. Our Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights under the Award.

We are required to make equitable adjustments (in the manner determined by our Board) to number and class of securities available under the 2015 Stock Incentive Plan and any outstanding Awards under the 2015 Stock Incentive Plan and the share counting rules and sub-limits set forth in the 2015 Stock Incentive Plan, to reflect stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of Class A Common Stock other than ordinary cash dividends.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the 2015 Stock Incentive Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our Board’s approval) arising out of any act or omission to act concerning the 2015 Stock Incentive Plan unless arising out of such person’s own fraud or bad faith.

Amendment of Awards.    Except as otherwise provided under the 2015 Stock Incentive Plan with respect to repricing outstanding stock options or SARs, Performance Awards, the minimum vesting rules and exclusions thereto, or actions requiring stockholder approval, our Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our Board determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2015 Stock Incentive Plan or the change is otherwise permitted under the terms of the 2015 Stock Incentive Plan in connection with a change in capitalization or reorganization event.

Reorganization Events.

Definitions.    The 2015 Stock Incentive Plan contains provisions addressing the consequences of any reorganization event. A “reorganization event” is defined under the terms of the 2015 Stock Incentive Plan to mean (a) any merger or consolidation of us with or into another entity as a result of which all of the Class A Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (b) any transfer or disposition of all of the Class A Common Stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.

Awards Other than Restricted Stock; Options Available to our Board.    Under the 2015 Stock Incentive Plan, if a reorganization event occurs, our Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as our Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between a participant and us): (1) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to a participant, provide that all of the participant’s unexercised and/or unvested Awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (3) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such reorganization event, (4) in the event of a reorganization event under the terms of which holders of Class A Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each Award held by a participant equal to (A) the number of shares of Class A Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (5) provide that, in connection with our liquidation or dissolution, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (6) any combination of the foregoing. Our Board is not obligated to treat all Awards, all Awards held by a participant, or all Awards of the same type, identically.

The 2015 Stock Incentive Plan also provides, however, that for Restricted Stock Units that are subject to Section 409A of the Code: (A) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the reorganization event constitutes such a “change in control event,” then no assumption or substitution of the Restricted Stock Unit shall be permitted, and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (B) our Board may only undertake the actions set forth in clauses (3), (4) or (5) above; if the reorganization event is a “change in control event” as so defined under the Treasury Regulation and such action is permitted or required by Section 409A of the Code. If the reorganization event does not constitute a “change in control event” as defined in the Treasury Regulation or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (1) above, then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the reorganization event without any payment in exchange therefor.

Provisions Applicable to Restricted Stock.    Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding Restricted Stock shall inure to the benefit of our successor and shall, unless our Board determines otherwise, apply to the cash, securities or other property which the Class A Common Stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that our Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such Restricted Stock if issued at no cost.

Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between the participant and us, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

Provisions for Foreign Participants.

Our Board may from time to time establish one or more sub-plans under the 2015 Stock Incentive Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. Our Board shall establish such sub-plans by adopting supplements to the 2015 Stock Incentive Plan containing any limitations on our Board’s discretion under the 2015 Stock Incentive Plan as our Board shall deem necessary or desirable and any additional terms and conditions not otherwise inconsistent with the 2015 Stock Incentive Plan that our Board shall deem necessary or desirable. All supplements adopted by our Board shall be deemed to be part of the 2015 Stock Incentive Plan, but each supplement shall apply only to participants within the affected jurisdiction.

Amendment or Termination.

Our Board may amend, suspend or terminate the 2015 Stock Incentive Plan or any portion thereof at any time provided that (1) to the extent required by Section 162(m) of the Code, no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until our stockholders approve such amendment in the manner required by Section 162(m); (2) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until our stockholders approve such amendment; and (3) if the NASDAQ Stock Market amends the NASDAQ rules so that such rules no longer require stockholder approval of NASDAQ material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the 2015 Stock Incentive Plan (A) materially increasing the number of shares authorized under the 2015 Stock Incentive Plan (other than as provided for in the 2015 Stock Incentive Plan in connection with substitute Awards, changes in capitalization or reorganization events), (B) expanding the types of Awards that may be granted under the 2015 Stock Incentive Plan, or (C) materially expanding the class of participants eligible to participate in the 2015 Stock Incentive Plan shall be effective unless and until our stockholders approve such amendment. In addition, if at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2015 Stock Incentive Plan adopted in accordance with the procedures described above shall apply to, and be binding on the holders of, all Awards outstanding under the 2015 Stock Incentive Plan at the time the amendment is adopted, provided that our Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2015 Stock Incentive Plan.

Effective Date and Term of 2015 Stock Incentive Plan.

The 2015 Stock Incentive Plan shall become effective on the date the plan is approved by our stockholders. No Awards shall be granted under the 2015 Stock Incentive Plan after the expiration of 10 years from the effective date, but Awards previously granted may extend beyond that date.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2015 Stock Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws or assumptions could alter the tax consequences described below.

Incentive Stock Options.    A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option, which we refer to as ISO stock, at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the ISO stock. If a participant sells the ISO stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the ISO stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the ISO stock for more than one year and otherwise will be short-term. If a participant sells the ISO stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the ISO stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options.    A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the fair market value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, which we refer to as NSO stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the NSO stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the NSO stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights.    A participant will not have income upon the grant of a SAR but generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock.    A participant will not have income upon the grant of Restricted Stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the fair market value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the shares of Restricted Stock vest the participant will have compensation income equal to the fair market value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the fair market value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units.    A participant will not have income upon the grant of a Restricted Stock Unit. A participant is not permitted to make a Section 83(b) election with respect to a Restricted Stock Unit. When the Restricted Stock Unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards.    The tax consequences associated with any Other Stock-Based Award granted under the 2015 Stock Incentive Plan will vary depending on the specific terms of the Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Class A Common Stock.

Tax Consequences to Us.    There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

OUR BOARD RECOMMENDS THAT YOU VOTE TO APPROVE THE PANERA BREAD COMPANY 2015 STOCK INCENTIVE PLAN BY VOTING “FOR” PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit our books, records and accounts for fiscal 2015. This appointment is being presented to the stockholders for ratification at the Annual Meeting.

PricewaterhouseCoopers LLP, or PwC, has no direct or indirect material financial interest in our company or our subsidiaries. Representatives of PwC are expected to be present at the Annual Meeting and will be given the opportunity to make a statement on the firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions.

PwC was our independent registered public accounting firm for fiscal 2014 and fiscal 2013. The following table sets forth the fees we paid to PwC during fiscal 2014 and fiscal 2013:

Nature of Service	2014 Fees	2013 Fees
Audit Fees (1)	$872,750	$827,500
Audit-Related Fees	$—	$—
Tax Fees (2)	$404,927	$248,570
All Other Fees (3)	$52,450	$74,750

Total:	$1,330,127	$1,150,820

(1)	“Audit Fees” represent fees for the respective fiscal year for professional services for the audit of our annual financial statements, the review of financial statements included in our quarterly financial statements and audit services provided in connection with other statutory or regulatory requirements. The Audit Committee pre-approved 100% of the “Audit Fees” in fiscal 2014 and fiscal 2013.

(2)	“Tax Fees” include our payments to PwC in fiscal 2014 and fiscal 2013 for their consultation on various income tax planning and compliance matters. The Audit Committee pre-approved 100% of the “Tax Fees” in fiscal 2014 and fiscal 2013.

(3)	“All Other Fees” consist of fees for products and services (other than the services disclosed under “Audit Fees” and “Tax Fees”) including fees for access to PwC’s accounting research database in fiscal 2014 and fiscal 2013 and fees for advisory services related to XBRL tagging in fiscal 2014 and fiscal 2013. The Audit Committee pre-approved 100% of the “All Other Fees” in fiscal 2014 and fiscal 2013.

The Audit Committee determined that the provision of the non-audit services by PwC described above is compatible with maintaining PwC’s independence.

The Audit Committee as a whole, or through its Chair, pre-approves all audit and non-audit services (including fees) to be provided by the independent registered public accounting firm. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve non-audit services not prohibited by law to be performed by PwC and associated fees up to a maximum of $125,000, provided that the Chair of the Audit Committee reports any decisions to pre-approve such services and fees to the full Audit Committee at its next regular meeting.

Proxies solicited by management will be voted for the ratification unless stockholders specify otherwise. Ratification by the stockholders is not required. Although we are not required to submit the appointment to a vote of the stockholders, our Board continues to believe it is appropriate as a matter of policy to request that the stockholders ratify the appointment of PwC as our independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain PwC or appoint another independent registered public accounting firm.

Even if the appointment is ratified, our Board and the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 29, 2015.

OTHER MATTERS

As of the date of this proxy statement, we know of no matters not specifically referred to above as to which any action is expected to be taken at the Annual Meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of our company and our stockholders.

Stockholder Proposals for 2016 Annual Meeting

Stockholder Proposals Included in Proxy Statement

To be considered for inclusion in the proxy statement relating to the Annual Meeting of Stockholders to be held in 2016, stockholder proposals must be received at our principal executive offices no later than December 19, 2015, which is no less than 120 calendar days before the date our proxy statement was released to stockholders in connection with the prior year’s annual meeting of stockholders. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s annual meeting on May 21, 2015, then the deadline is a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

We must receive other proposals of stockholders (including director nominations) intended to be presented at the 2016 Annual Meeting of Stockholders but not included in the proxy statement by March 22, 2016, but not before December 23, 2015, which is not less than 60 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting. However, in the event the 2016 Annual Meeting is scheduled to be held on a date before April 21, 2016, or after July 20, 2016, which are dates 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting, then your notice may be received by us at our principal executive office not later than the close of business on the later of (1) the 60th day before the scheduled date of such annual meeting or (2) the 10th day after the day on which we first make a public announcement of the date of such annual meeting. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2016 Annual Meeting. In certain cases, notice may be delivered later if the number of directors to be elected to our Board is increased.

Each stockholder’s notice for a proposal must be timely given to our Secretary at the address of our principal executive offices. Each notice generally is required to set forth as to each matter proposed to be brought before an annual meeting certain information and must meet other requirements specified in our by-laws, as determined by us, including (1) a brief description of the business the stockholder desires to bring before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on our stock transfer books, of the stockholder proposing such business, (3) the class and number of shares beneficially owned by the stockholder making the proposal, (4) the names and addresses of the beneficial owners of any of our capital stock registered in such stockholder’s name, and the class and number of our shares so owned, (5) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of our shares beneficially owned by such other stockholders, and (6) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

For nominations, a stockholder’s notice to the Secretary generally must set forth information specified in our by-laws, as determined by us, as to each person proposed to be nominated, including (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of our shares which are beneficially owned by such person on the date of such stockholder notice, and (4) the consent of each nominee to serve as a director if elected. The notice must also set forth as to the stockholder giving the notice (1) the name and address, as they appear on our transfer books, of such stockholder and of any beneficial owners of our capital stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (2) the class and number of our shares held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder’s notice, and (3) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

The foregoing time limits also apply to determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. These rules are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement. In addition, stockholders are required to comply with any applicable requirements of the Exchange Act and the rules and regulations thereunder.

Householding of Proxies

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Investor Relations Coordinator, Panera Bread Company, 3630 South Geyer Road, Suite 100, St. Louis, Missouri 63127, or call (800) 301-5566 ext. 6500.

If, at any time, (1) you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future or (2) you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations Coordinator, Panera Bread Company, 3630 South Geyer Road, Suite 100, St. Louis, Missouri 63127, or call (800) 301-5566, ext. 6500.

Miscellaneous

Even if you plan to attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy promptly. Should you attend the Annual Meeting, you may revoke the proxy and vote in person. A postage-paid, return-addressed envelope is enclosed for your convenience. No postage need be affixed if mailed in the United States. Your cooperation in giving this your immediate attention will be appreciated.

You may obtain a copy of our annual report (without exhibits) filed with the Securities and Exchange Commission on Form 10-K for fiscal 2014 without charge upon written request to: Investor Relations Coordinator, Panera Bread Company, 3630 South Geyer Road, Suite 100, St. Louis, Missouri 63127.

Appendix A

PANERA BREAD COMPANY

2015 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2015 Stock Incentive Plan (the “Plan”) of Panera Bread Company, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a

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formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

(d) Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to One Million Seven Hundred Fifty Thousand (1,750,000) shares of Class A Common Stock, $.0001 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a) and under the sublimits contained in Sections 4(b)(2) and 11(g):

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimits referenced in the first clause of this Section 4(a)(2); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants a SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of a SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the future grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of a SAR, the number of shares counted against the shares available under the Plan and against the sublimits referenced in the first clause of this Section 4(a)(2) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(C) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy minimum statutory tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(D) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

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(b) Sublimits. Subject to adjustment under Section 10, the following sublimits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards to Non-Employee Directors. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 10% of the maximum number of authorized shares set forth in Section 4(a)(1).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Panera Bread Company, any of Panera Bread Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board (“Fair Market Value”) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options. Subject to the provisions of the Plan, each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

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(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

(h) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6.	Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

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(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c) Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

(d) Duration of SARs. Subject to the provisions of the Plan, each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(e) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(f) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ.

(g) No Reload Rights. No SAR granted under the Plan shall contain any provision entitling the grantee to the automatic grant of additional SARs in connection with any exercise of the original SAR.

7.	Restricted Stock; RSUs

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“RSUs”).

(b) Terms and Conditions for Restricted Stock and RSUs. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

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(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Additional Provisions Relating to RSUs.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of such number of shares. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”).

(2) Voting Rights. A Participant shall have no voting rights with respect to any RSUs.

(3) Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid, in each case to the extent provided in the Award agreement. No interest will be paid on Dividend Equivalents.

8.	Other Stock-Based Awards.

(a) General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

(c) Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid, in each case to the extent provided in the Award agreement. No interest will be paid on Dividend Equivalents.

9.	Performance Awards.

(a) Grants. Restricted Stock, RSUs and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).

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(b) Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, bakery-cafe development, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total stockholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (z) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(e) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

10.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a), 4(b), and 11(g), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price,

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if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised and/or unvested Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 10(b)(2)(A), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or

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required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

11.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

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(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.

(d) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy minimum statutory tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e) Amendment of Award. Except as set forth in Sections 5(g), 6(f),11(g) and 11(h), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g) Limitations on Vesting. Subject to Section 11(h), no Award shall vest earlier than the first anniversary of its date of grant, unless, in the case of an Option, such Option is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. The foregoing sentence shall not apply to (i) Awards granted to Non-Employee Directors and (ii) in addition to any Awards granted to Non-Employee Directors, an aggregate of up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1).

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(h) Acceleration. The vesting of Awards may be accelerated only in the following circumstances:

(1) Restricted Stock , RSUs and Other Stock-Based Awards. The Board may, at any time, provide that Restricted Stock, RSUs or Other Stock-Based Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, (A) upon the death or disability of the Participant or (B) upon a change in control of the Company.

(2) Options and Stock Appreciation Rights. With respect to any Option or SAR, the Board may, in its discretion, either at the time an Option or a SAR is granted or at any time thereafter, provide that such Option or SAR shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be (collectively, “accelerated”), (A) upon the death or disability of the Participant or (B) upon a change in control of the Company.

12.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.

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(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 20, 2015.

Vote by Internet • Go to www.investorvote.com/pnra • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends you vote FOR each of the director nominees listed in Proposal 1	+
and FOR Proposals 2, 3 and 4.

1. To elect the following nominees as Class II directors of Panera Bread Company, each to serve for a term ending at the 2018 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified:

	For	Withhold				For	Withhold
01 - Domenic Colasacco	☐	☐	02 - Thomas E. Lynch			☐	☐

			For	Against	Abstain			For	Against	Abstain
2. To approve, in an advisory “say-on-pay” vote, the compensation of the named executive officers of Panera Bread Company.			☐	☐	☐	3. To approve the Panera Bread Company 2015 Stock Incentive Plan.		☐	☐	☐
			For	Against	Abstain
4. To ratify the appointment of PricewaterhouseCoopers LLP as Panera Bread Company’s independent registered public accounting firm for the fiscal year ending December 29, 2015.			☐	☐	☐	In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Panera Bread Company

PANERA BREAD COMPANY

3630 South Geyer Road, Suite 100

St. Louis, MO 63127

Annual Meeting of Stockholders – May 21, 2015

Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Scott G. Blair and Louis DiPietro, or either of them, as Proxies, the true and lawful attorneys in fact, agents and proxies of the undersigned with full power of substitution for and on behalf of the undersigned at the 2015 Annual Meeting of Stockholders of PANERA BREAD COMPANY to be held at the offices of PANERA BREAD COMPANY, 3630 South Geyer Road, Suite 100, St. Louis, Missouri 63127, on May 21, 2015, at 10:30 a.m., Central Time, and at any and all postponements or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, the receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Should a director nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE UNLESS YOU VOTE OVER THE INTERNET OR BY TELEPHONE.